Exhibit 4.12


                    ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST
            (Establishing New Bonds, 2002 Series A and 2002 Series B)


         THIS ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of _______________, 2002, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the "Original Indenture"), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:

    Recording District                    Recording Number, Book and Page
    ------------------                    -------------------------------
         Anchorage                          91-040327 (Book 2195, Page 178)
         Kenai                              91-7151 (Book 389, Page 637)
         Palmer                             91-011276 (Book 663, Page 167)
         Seward                             91-1051 (Book 62, Page 251)
         Valdez                             91-0738 (Book 114, Page 233)

         The Original Indenture was amended by those First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth and Tenth Supplemental Indentures, dated as of March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6, 1995, April 3, 1996, June 1, 1997, February 4, 1998, April
25, 2000, and April 1, 2001, respectively, and recorded as follows:

-------------------- --------------------- ----------------------------------------------- ---------------------------
                         SUPPLEMENTAL
RECORDING DISTRICT        INDENTURE               RECORDING NUMBER, BOOK AND PAGE                RECORDING DATE
-------------------- --------------------- ----------------------------------------------- ---------------------------
     Anchorage              First                 93-014587 (Book 2394, Page 638)              March 30, 1993
                            Second                94-036094 (Book 2656, Page 313)              May 23, 1994
                            Third                 94-046579 (Book 2678, Page 629)              July 11, 1994
                            Fourth                95-015010 (Book 2772, Page 604)              March 31, 1995
                            Fifth                 96-006182 (Book 2886, Page 853)              February 12, 1996
                            Sixth                 96-028052 (Book 2936, Page 602)              June 10, 1996
                            Seventh               97-044282 (Book 3117, Page 356)              September 2, 1997
                            Eighth                98-021693 (Book 3232, Page 498)              April 20, 1998
                            Ninth                 00-022696 (Book 3632, Page 459)              May 12, 2000
                            Tenth                 01-024176 (Book 3808, Page 645)              April 10, 2001
-------------------- --------------------- ----------------------------------------------- ---------------------------
       Kenai                First                 94-3630 (Book 441, Page 841)                 April 27, 1994
                            Second                94-4844 (Book 444, Page 348)                 May 31, 1994
                            Third                 94-6354 (Book 447, Page 238)                 July 11, 1994
                            Fourth                95-0383 (Book 461, Page 299)                 April 10, 1995
                            Fifth                 96-1826 (Book 480, Page 485)                 March 12, 1996
                            Sixth                 96-4713 (Book 486, Page 796)                 June 18, 1996
                            Seventh               97-7086 (Book 513, Page 807)                 September 4, 1997
                            Eighth                98-3320 (Book 528, Page 037)                 April 28, 1998
                            Ninth                 00-4307 (Book 583, Page 768)                 June 15, 2000
                            Tenth                 01-2777 (Book 603, Page 323)                 April 10, 2001
-------------------- --------------------- ----------------------------------------------- ---------------------------
      Palmer                First                 94-6629 (Book 763, Page 279)                 April 26, 1994
                            Second                94-008794 (Book 768, Page 219)               May 27, 1994
                            Third                 94-011249 (Book 773, Page 460)               July 11, 1994
                            Fourth                95-003739 (Book 800, Page 693)               April 4, 1995
                            Fifth                 96-003374 (Book 840, Page 390)               March 12, 1996
                            Sixth                 96-008674 (Book 852, Page 453)               June 18, 1996
                            Seventh               97-014700 (Book 0911, Page 038)              September 4, 1997
                            Eighth                98-007176 (Book 0946, Page 137)              April 28, 1998
                            Ninth                 00-009719 (Book 1073, Page 010)              June 13, 2000
                            Tenth                 01-007587 (Book 1125, Page 830)              April 10, 2001
-------------------- --------------------- ----------------------------------------------- ---------------------------
      Seward                First                 94-562 (Book 72, Page 239)                   April 29, 1994
                            Second                94-0832 (Book 72, Page 786)                  June 2, 1994
                            Third                 94-1091 (Book 73, Page 283)                  July 12, 1994
                            Fourth                95-0392 (Book 76, Page 575)                  April 4, 1995
                            Fifth                 96-0301 (Book 80, Page 589)                  February 29, 1996
                            Sixth                 96-0853 (Book 81, Page 859)                  June 19, 1996
                            Seventh               97-1278 (Book 87, Page 352)                  September 10, 1997
                            Eighth                98-0632 (Book 90, Page 707)                  April 29, 1998
                            Ninth                 00-0808 (Book 101, Page 096)                 June 13, 2000
                            Tenth                 01-0625 (Book 105, page 001)                 April 11, 2001
-------------------- --------------------- ----------------------------------------------- ---------------------------
      Valdez                First                 94-0604 (Book 122, Page 677)                 April 27, 1994
                            Second                94-0767 (Book 122, Page 967)                 May 31, 1994
                            Third                 94-0971 (Book 123, Page 269)                 July 11, 1994
                            Fourth                95-0383 (Book 126, Page 214)                 April 10, 1995
                            Fifth                 96-0158 (Book 128, Page 435)                 February 28, 1996
                            Sixth                 96-0550 (Book 129, Page 361)                 June 19, 1996
                            Seventh               97-0972 (Book 133, Page 332)                 September 22, 1997
                            Eighth                98-0408 (Book 135, Page 186)                 April 29, 1998
                            Ninth                 00-0592 (Book 142, Page 010)                 June 14, 2000
                            Tenth                 01-0373 (Book 144, Page 525)                 April 10, 2001
-------------------- --------------------- ----------------------------------------------- ---------------------------

         The Original Indenture, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Tenth Supplemental Indentures, is referred to herein as the "Indenture." All capitalized terms used and not otherwise defined in this Eleventh Supplemental Indenture shall have the meanings assigned to those terms in the Indenture, except where the context clearly indicates otherwise. U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, currently acts as the Trustee under the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee all rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         The purpose of the First, Second, Fourth, Sixth, Eighth and Ninth Supplemental Indentures was to confirm the Company's intention that certain real property (described in the respective Supplemental Indentures) acquired by the Company after the date of the Original Indenture be subjected to the lien of the Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture. The purposes of the Third and Seventh Supplemental Indentures were to establish and modify, respectively, a series of bonds designated First Mortgage Bonds, CoBank Series, to be issued to CoBank, ACB. The purpose of the Fifth Supplemental Indenture was to establish a series of bonds designated First Mortgage Bonds, Series CFC, to be issued to the National Rural Utilities Cooperative Finance Corporation.

         The purposes of the Tenth Supplemental Indenture were to (i) provide for the creation of two new series of Bonds, designated New Bonds, 2001 Series A, and New Bonds, CoBank Series B, and specify the form and provisions of the Bonds of each such new series, and (ii) amend and restate the Indenture in its entirety, effective as of and after the Release Date (as defined below), such that, from and after the Release Date, (A) all Outstanding Secured Bonds issued on or after the date of the Tenth Supplemental Indenture shall constitute Obligations as defined in, and be entitled to the benefits of, the Amended and Restated Indenture (as defined below), and (B) the lien and security interests arising under the Indenture on the Trust Estate shall terminate and the entire Trust Estate (as defined in the Indenture) shall be reconveyed and re-assigned to the Company.

         U.S. Bank Trust National Association, a national banking association (formerly known as First Trust National Association), has succeeded to the interest of the Trustee under the Indenture.

         The purpose of this Eleventh Supplemental Indenture are to establish two new series of Bonds, designated New Bonds, 2002 Series A, and New Bonds, 2002 Series B and specify the form and provisions of the Bonds of each such new series.

         This Eleventh Supplemental Indenture is amendatory and supplemental to the Indenture, and, from and after the Release Date (as defined in the Amended and Restated Indenture attached as Exhibit A to the Tenth Supplemental Indenture referenced above, upon which Release Date the Amended and Restated Indenture shall according to its terms amend and restate the Indenture in its entirety), shall be amendatory and supplemental to such Amended and Restated Indenture and the series of Bonds established hereunder shall be considered Obligations within the meaning of such Amended and Restated Indenture.

A. New Bonds, 2002 Series A. There is hereby established under the Indenture, as further amended by this Eleventh Supplemental Indenture, a new series of Bonds entitled to the benefits, protection and security of the Indenture, as follows:

     (1)  The new series of Bonds is entitled "New Bonds, 2002 Series A."

     (2) The New Bonds, 2002 Series A shall be governed by the provisions of Appendix 1 attached to this Eleventh Supplemental Indenture.

B. New Bonds, 2002 Series B. There is hereby established under the Indenture, as modified by this Eleventh Supplemental Indenture, a new series of Bonds entitled to the benefits, protection and security of the Indenture, as follows:

     (1)  The new series of Bonds is entitled "New Bonds, 2002 Series B."

     (2) The New Bonds, 2002 Series B shall be governed by the provisions of Appendix 2 attached to this Eleventh Supplemental Indenture.

C. Ratification. Except as expressly amended by this Eleventh Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions of the Indenture shall remain in full force and effect, and this Eleventh Supplemental Indenture shall be deemed to be a part of the Indenture.

D. Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

E. Execution Date. Although this Eleventh Supplemental Indenture is dated for convenience and for the purpose of reference as of the date set forth in the first paragraph hereof, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.



                                      CHUGACH ELECTRIC ASSOCIATION, INC.,
                                      an Alaska electric cooperative


                                      By  ________________________________
                                          Title:  ________________________




                                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                      a national banking association,
                                      as Trustee


                                      By  ________________________________
                                          Title:  ________________________

STATE OF ALASKA                     )
                                    )        ss.
THIRD JUDICIAL DISTRICT             )

         The foregoing instrument was acknowledged before me this _____ day of _____________, 2002, by _______________________, the ____________________ of
CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.


                         ------------------------------------------
                         (Signature of person taking the acknowledgment), Notary Public in and for Alaska.
                         My commission expires ____________.



STATE OF WASHINGTON                                  )
                                                     ) ss.
COUNTY OF KING                                       )

         I certify that I know or have satisfactory evidence that ___________________, is the person who appeared before me, and said person acknowledged that (s)he signed this instrument, on oath stated that (s)he was authorized to execute the instrument and acknowledged it as the ___________________ of U.S. BANK TRUST NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, acting in its capacity as trustee, for the uses and purposes therein mentioned.

         Given under my hand and official seal this _____ day of __________, 2002.


                            ______________________________________________
                            Print name: __________________________________
                            NOTARY PUBLIC in and for the State of Washington, residing at __________________________________
                            My appointment expires _______________________
                            My commission expires ________________________.

                                   APPENDIX 1
                                       TO
                    ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST
                           (New Bonds, 2002 Series A)

         This Appendix 1 to Eleventh Supplemental Indenture is attached to and incorporated into that Eleventh Supplemental Indenture dated as of __________________, 2002, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, which Eleventh Supplemental Indenture amends and supplements that Indenture of Trust dated as of September 15, 1991 (as previously or hereafter supplemented, modified or amended from time to time, the "Indenture").

A. General Provisions and Definitions

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Indenture, except in cases where the context clearly indicates otherwise.

B. New Bonds of 2002 Series A and Certain Provisions Relating Thereto

(1) Specific Title, Terms and Forms.

     (a) The new series of Bonds is entitled "New Bonds, 2002 Series A" (herein called the "2002 Series A Bonds"). The forms thereof shall be substantially as set forth in Article Two of the Indenture with such insertions, omissions, substitutions and variations as may be determined by the Officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the 2002 Series A Bonds.

     (b) The aggregate principal amount of the 2002 Series A Bonds which may be authenticated and delivered and Outstanding is limited to [One Hundred Twenty Million Dollars ($120,000,000)]. The 2002 Series A Bonds shall be issued in denominations of $1,000 or any multiple thereof. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     (c) The 2002 Series A Bonds shall bear interest from their date payable on [_____________], 2002, and semiannually thereafter on the [____________ (___)] day of [______] and the [____________ (___)] day
          of [______] of each year at the rate of ______________ percent (____%) per annum and shall mature on [______________], 2012.

     (d) The principal of, and interest on, the 2002 Series A Bonds shall be payable at the office or agency of the Trustee at 180 East Fifth Street, 3rd Floor, St. Paul, MN 55101. Such location is herein called a Place of Payment.

     (e) The Regular Record Date for the payment of the interest on the 2002 Series A Bonds payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the last day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

(2) Exchangeability.

          When the 2002 Series A Bonds are held in a Book-Entry System, the delivery of 2002 Series A Bonds, exchanges, transfers and assignment of the 2002 Series A Bonds and issuance of the 2002 Series A Bonds shall be determined by the provisions of the DTC Letter of Representation executed by the Company in connection with such series (as the same may amended from time to time). Subject to Section 3.07 of the Indenture, all 2002 Series A Bonds not held in the Book-Entry System shall be fully interchangeable, and, upon surrender at the office or agency of the Trustee in a Place of Payment therefor, shall be exchangeable for other 2002 Series A Bonds of the same maturity but of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, 2002 Series A Bonds whenever the same are required for any such exchange.

(3) No Redemption. The 2002 Series A Bonds are not redeemable at any time prior to maturity.

(4) Book-Entry System, Certificates, Registration and Payment.

     (a) The 2002 Series A Bonds initially shall be held in a Book-Entry System and shall (except to the extent otherwise required by the DTC Letter of Representation with respect to the 2002 Series A Bonds) be evidenced by one certificate for each maturity, in an amount equal to the aggregate principal amount of such maturity.

     (b) The principal of, premium, if any, and interest on the 2002 Series A Bonds shall be payable in lawful money of the United States of America. While the 2002 Series A Bonds are held in the Book-Entry System, payment of the principal of, premium, if any, and interest on the 2002 Series A Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representation executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the 2002 Series A Bonds are no longer held in the Book-Entry System, interest on the 2002 Series A Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of the 2002 Series A Bonds, such payments shall be made by wire transfer of Federal Reserve funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bond Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine. Except as may be provided in the DTC Letter of Representation with respect to 2002 Series A Bonds, payment of principal (other than through operation of a sinking fund, if any) shall be made only upon presentation and surrender of each 2002 Series A Bond, as the same becomes due, at the office from which the Trustee performs the payment function for 2002 Series A Bonds.

     (c) The Trustee shall act as Bond Registrar and shall maintain registration books for the registration and the registration of transfer of the 2002 Series A Bonds.

     (d) So long as the 2002 Series A Bonds are held in the Book-Entry System, the registered Holder of all of the 2002 Series A Bonds shall be DTC, and the 2002 Series A Bonds shall be registered in the name of Cede & Co., as nominee for DTC pursuant to the DTC Letter of Representation with respect to 2002 Series A Bonds, as amended from time to time, and the provisions of such Letter of Representation shall be incorporated herein by this reference.

     (e) Upon initial issuance, the ownership of the 2002 Series A Bonds shall be registered by the Trustee on the Bond Register in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered Holder of the 2002 Series A Bonds registered in its name for the purposes of payment of the principal of or interest on the 2002 Series A Bonds, giving notice as required under the Indenture, registering the transfer of 2002 Series A Bonds, obtaining any consent or other action to be taken by the Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any person claiming a beneficial ownership interest in the 2002 Series A Bonds under or through DTC or any DTC Participant, or any other person which is not shown on the Bond Register as being a registered Holder, with respect to the accuracy of any records maintained by DTC or any DTC Participant; the payment by DTC or any DTC Participant of any amount in respect of the principal of or interest on the 2002 Series A Bonds; any notice or direction which is permitted or required to be given to or received from Holders under the Indenture; or any consent given or other action taken by DTC as Holder; nor shall any DTC Participant or any such Person be deemed to be a third party beneficiary of any Holders' rights under the Indenture. The Trustee shall pay from moneys available hereunder all principal of and premium, if any, and interest on the 2002 Series A Bonds only to or upon the order of DTC or its designee, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and premium, if any, and interest on the 2002 Series A Bonds to the extent of the sum or sums so paid. So long as the 2002 Series A Bonds are held in the Book-Entry System, no person other than DTC shall receive an authenticated Bond for each separate stated maturity evidencing the obligation of the Company to make payments of principal of and premium, if any, and interest with respect to the 2002 Series A Bonds pursuant to the Indenture. Upon delivery by DTC to the Trustee of DTC's written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of 2002 Series A Bonds, the term "Cede & Co." in the Indenture shall refer to such new nominee of DTC.

(5)      Availability of Bond Certificates.

          At any time it determines that it is in the best interests of the Holders, the Company may notify DTC and the Trustee, whereupon DTC will, if consistent with DTC's then-current policies, notify the DTC Participants, of the availability through DTC of 2002 Series A Bond certificates. In such event, the Company shall prepare and execute and the Trustee shall issue, transfer and exchange, at the expense of the Company, 2002 Series A Bond certificates as requested in writing by DTC in appropriate amounts. DTC may determine to discontinue providing its services with respect to the 2002 Series A Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. If DTC resigns as securities depository for the 2002 Series A Bonds, 2002 Series A Bond certificates shall be delivered pursuant to this Section. Under such circumstances (if there is no successor securities depository), the Company and the Trustee shall be obligated to deliver 2002 Series A Bonds as described in the Indenture, provided that the expense in connection therewith shall be paid by the Company. In the event that certificates for 2002 Series A Bonds are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such 2002 Series A Bonds. Whenever DTC requests the Company to do so, the Company will cooperate with DTC in taking appropriate action after written notice
          (a) to make available one or more separate certificates evidencing the 2002 Series A Bonds to any DTC Participant having 2002 Series A Bonds credited to its DTC account, or (B) to arrange for another securities depository to maintain custody of certificates evidencing the 2002 Series A Bonds.

(6) Use of Proceeds. The Company shall use the proceeds from the sale of the 2002 Series A Bonds:

     (a) to pay amounts owing by the Company with respect to the Company's 1991 Series A Bonds due 2002;

     (b) to redeem any Outstanding Bonds (and pay the redemption premium thereon);

     (c) to pay the settlement amount owing by the Company to its counterparty upon termination or expiration of a Treasury rate-lock contract to which the Company is a party; and

     (d)  for such other purposes as the Company may determine.

(7) Credit Enhancer.

__________________________ (the "Bond Insurer") is a Credit Enhancer with respect to the 2002 Series A Bonds. Any notices given to the Bond Insurer pursuant to the Indenture or otherwise in connection with the 2002 Series A Bonds shall be given to --------------------------------------------,
-----------------------------, Attention: ____________________. [If the Bond
Insurer, in its capacity as Credit Enhancer with respect to the 2002 Series A Bonds, approves any Supplemental Indenture, the Company shall promptly provide a copy of such Supplemental Indenture to Standard & Poor's Ratings Services Group, a division of the McGraw Hill Companies, Inc.]

                                   APPENDIX 2
                                       TO
                    ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST
                           (New Bonds, 2002 Series B)

                                Table of Contents

1.       DEFINITIONS AND STATUTORY AUTHORITY......................................................................1
         1.01     Supplemental Indenture..........................................................................1
         1.02     Definitions.....................................................................................1

2.       GENERAL PROVISIONS RELATING TO 2002 SERIES B BONDS......................................................10
         2.01     Principal Amount...............................................................................10
         2.02     Purpose........................................................................................10
         2.03     Maturity and Interest..........................................................................10
         2.04     Denominations, Dates, Numbers and Letters......................................................11
         2.05     Designation of the 2002 Series B Bonds as Bonds to Be Held in Book-Entry System;
                  Appointment of Securities Depository for 2002 Series B Bonds...................................11
         2.06     Optional Redemption -- Prices and Terms........................................................13
         2.07     Mandatory Redemption of 2002 Series B Bonds Through Sinking Fund...............................14
         2.08     [Reserved].....................................................................................15
         2.09     [Reserved].....................................................................................15
         2.10     Place of Payment and Paying Agents.............................................................15
         2.11     Registration of Transfers and Exchanges........................................................16
         2.12     Application of Proceeds of 2002 Series B Bonds.................................................16
         2.13     [Reserved].....................................................................................16
         2.14     Issuance of 2002 Series B Bonds in Lieu of Those Deemed Purchased..............................16
         2.15     Forms of 2002 Series B Bonds and Authentication Certificate....................................16

3.       INTEREST MODES; DETERMINATION OF INTEREST RATES FOR 2002 Series B BONDS; TENDER AND PURCHASE OF
         2002 Series B BONDS.....................................................................................17
         3.01     Determination of Interest Modes................................................................17
         3.02     Duration of Interest Modes and Interest Periods................................................19
         3.03     Determination of Interest Rates; Effectiveness Thereof.........................................20
         3.04     Notice of Interest Rates and Interest Modes....................................................22
         3.05     Effect of Determinations.......................................................................23
         3.06     Purchase of 2002 Series B Bonds................................................................24
         3.07     Optional Tender of 2002 Series B Bonds for Purchase............................................26
         3.08     Mandatory Tender of 2002 Series B Bonds for Purchase...........................................26
         3.09     Remarketing of 2002 Series B Bonds.............................................................28
         3.10     Purchase of Tendered 2002 Series B Bonds.......................................................28
         3.11     Disposition of Tendered 2002 Series B Bonds....................................................29
         3.12     Untendered 2002 Series B Bonds; Book-Entry Only 2002 Series B Bonds............................30

                                      i

4.       LIQUIDITY FACILITY; DRAWINGS THEREUNDER; SUBSTITUTE LIQUIDITY FACILITIES; SUBSTITUTE BOND
         INSURANCE POLICIES......................................................................................32
         4.01     Drawings to Make Payments of Purchase Price....................................................32
         4.02     Initial Liquidity Facility; Extension of Term of Liquidity Facility; Substitution of
                  Liquidity Facilities; Surrender of Liquidity Facility..........................................32
         4.03     Substitution of Bond Insurance Policy..........................................................34

5.       2002 Series B BANK BONDS................................................................................35
         5.01     Remarketing of 2002 Series B Bank Bonds........................................................35
         5.02     Interest on 2002 Series B Bank Bonds...........................................................37
         5.03     Principal Repayment of 2002 Series B Bank Bonds................................................37

6.       ESTABLISHMENT OF 2002 SERIES B SUBORDINATED BOND PURCHASE FUND..........................................38
         6.01     2002 Series B Bond Purchase Fund...............................................................38
         6.02     Moneys Held in Trust...........................................................................38
         6.03     No Investment..................................................................................39
         6.04     No Lien for Trustee or Tender Agent............................................................39

7.       ADDITIONAL COVENANTS; OTHER PROVISIONS..................................................................39
         7.01     [Reserved].....................................................................................39
         7.02     The Tender Agent...............................................................................39
         7.03     The Remarketing Agent..........................................................................42
         7.04     Dealings in 2002 Series B Bonds................................................................43
         7.05     Notices........................................................................................43
         7.06     Amendments to Eleventh Supplemental Indenture or the Indenture.................................44

8.       BOND INSURANCE PROVISIONS...............................................................................45
         8.01     Bond Insurer as Credit Enhancer................................................................45
         8.02     Notice to the Bond Insurer of Non-Payment......................................................45
         8.03     Notice of Voidable Preference..................................................................45
         8.04     Trustee as Attorney-in-Fact....................................................................46
         8.05     Bond Insurer as Bondowner......................................................................46
         8.06     Subrogation Rights.............................................................................46
         8.07     Disclosure as to Additional Bonds..............................................................47
         8.08     Furnishing of Amendments.......................................................................47
         8.09     Notices to the Bond Insurer....................................................................47


EXHIBIT A         -   Auction Procedures Description
EXHIBIT B         -   Form of 2002 Series B Bonds

                                   APPENDIX 2
                                       TO
                    ELEVENTH SUPPLEMENTAL INDENTURE of trust
                           (New Bonds, 2002 Series B)

1.       DEFINITIONS AND STATUTORY AUTHORITY

1.01 Supplemental Indenture

         This Appendix 2 to Eleventh Supplemental Indenture ("Appendix 2") is attached to and incorporated into the Eleventh Supplemental Indenture that is supplemental to, and adopted in accordance with Article Thirteen of, the Indenture of Trust dated September 15, 1991, between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as Trustee, as amended and supplemented (the "Indenture"), under which U.S. Bank Trust National Association currently serves as Trustee.

1.02 Definitions

         1. All terms which are defined in Article One of the Indenture and not otherwise defined in this Appendix 2 shall have the same meanings, respectively, in this Appendix 2 as such terms are given in said Article One of the Indenture. Unless the context indicates otherwise, references in this Appendix 2 to specific Sections, subsections, clauses or paragraphs are references to the indicated Sections, subsections, clauses or paragraphs of this Appendix 2.

         2. In this Appendix 2:

                  "Agent Bank" shall mean (a) in the case of any Liquidity Facility to which only one Bank is a party, such Bank and (b) in the case of any Liquidity Facility to which more than one Bank is a party, the agent appointed to act thereunder on behalf of the Banks that are parties thereto.

                  "Auction Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Auction Mode Rates.

                  "Auction Mode Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Auction Mode, determined as provided in clause (a) of Section 3.03 and in Exhibit A.

                  "Authorized Denominations" shall mean (i) for the 2002 Series B Bonds bearing interest at a Daily Rate, a Weekly Rate or a Flexible Rate, $100,000 or any integral multiple of $5,000 in excess thereof;
         (ii) for the 2002 Series B Bonds bearing interest at an Auction Mode Rate, $50,000 or any integral multiple thereof; and (iii) for the 2002 Series B Bonds bearing interest at a Term Rate or a Fixed Rate, $5,000 or any integral multiple thereof.

                  "Bank" or "Banks" shall mean, as the context may require, the Person(s) that is (or are) the issuer(s) or provider(s) of a particular Liquidity Facility.

                  "Bank Purchase Date" shall mean, with respect to each 2002 Series B Bond purchased by the Bank(s) (or any nominee or nominees thereof) pursuant to clause (b) of subsection 1 of Section 3.11, the date of such purchase.

                  "Bank Rate" shall have the meaning ascribed to such term in the Liquidity Facility.

                  "Bond Insurance Policy" shall mean (a) the financial guaranty insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the 2002 Series B Bonds as provided therein and (b) upon the effectiveness thereof as provided in
         Section 4.03, any Substitute Bond Insurance Policy.

                  "Bond Insurer" shall mean (a)
         [_____________________________________] and (b) upon the effectiveness of any Substitute Bond Insurance Policy as provided in Section 4.03, the issuer of such Substitute Bond Insurance Policy.

                  "Book-Entry Only 2002 Series B Bond" shall mean any 2002 Series B Bond that is held in the Book-Entry System.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, on which (a) the principal office of the Company is open for business during its normal business hours, (b) the principal corporate trust office of the Trustee is open for business during its normal business hours, (c) the principal office of the Bond Insurer is open for business during its normal business hours, (d) if the 2002 Series B Bonds are in an Interest Mode other than the Auction Mode or the Fixed Mode, the principal corporate trust office of the Tender Agent, the principal office of the Remarketing Agent and the lending office of the Agent Bank under the Liquidity Facility are open for business during their respective normal business hours and (e) if the 2002 Series B Bonds are in the Auction Mode, the principal corporate trust office of the Auction Agent and the principal office of each Broker-Dealer are open for business during their respective normal business hours.

                  "Daily Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Daily Rates.

                  "Daily Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Daily Mode, determined as provided in clause (b) of Section 3.03.

                  "Delivery Date" shall mean the date of the initial issuance and delivery of the 2002 Series B Bonds.

                  "Differential Interest Amount" shall have the meaning given to that term in Section 5.01(3).

                  "Eleventh Supplemental Indenture" shall mean the Eleventh Supplemental Indenture (to which this Appendix 2 is attached and which includes this Appendix 2), supplemental to the Indenture, as from time to time amended or supplemented in accordance with the terms of the Indenture.

                  "Exhibit A" shall mean Exhibit A attached hereto, as amended from time to time pursuant to Section 2.07(b) of Exhibit A. Exhibit A shall constitute a part of this Appendix 2 and the Eleventh Supplemental Indenture for all purposes hereof and of the Indenture.

                  "Favorable Opinion of Bond Counsel" shall mean, with respect to any action to be taken hereunder with respect to the 2002 Series B Bonds, an Opinion of Counsel to the effect that such action is permitted by the terms of the Indenture and the Alaska Electric and Telephone Cooperative Act.

                  "Fitch" shall mean Fitch, Inc. and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company.

                  "Fixed Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at the Fixed Rate.

                  "Fixed Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Fixed Mode, determined as provided in clause (e) of Section 3.03.

                  "Flexible Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Flexible Rates.

                  "Flexible Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Flexible Mode, determined as provided in clause (d) of Section 3.03.

                  "Indenture" shall mean the Indenture of Trust dated September 15, 1991, between the Company and Security Pacific Bank Washington, N.A., as from time to time amended or supplemented in accordance with the terms thereof, and, after the Release Date, the Amended and Restated Indenture dated as of April 1, 2001, between the Company and U.S. Bank Trust National Association, as from time to time amended or supplemented in accordance with the terms thereof.

                  "Interest Accrual Period" shall mean the period from and including each Interest Payment Date to but excluding the next Interest Payment Date. The initial Interest Accrual Period for the 2002 Series B Bonds shall begin on (and include) the Delivery Date. The final Interest Accrual Period for any 2002 Series B Bond shall end on the day next preceding the maturity or redemption date of such 2002 Series B Bond.

                  "Interest Mode" shall mean a period of time relating to the frequency with which the interest rate on the 2002 Series B Bonds is determined pursuant to Section 3.03. An Interest Mode may be the Auction Mode, the Daily Mode, the Weekly Mode, the Flexible Mode, the Term Mode or the Fixed Mode.

                  "Interest Payment Date" shall mean, with respect to each 2002 Series B Bond, (a) each date on which the 2002 Series B Bonds shall be subject to mandatory tender for purchase pursuant to clause (c) of
         Section 3.06; (b) except as to any 2002 Series B Bank Bond, (i) as to 2002 Series B Bonds in the Auction Mode, the various dates set forth in the definition of "Interest Payment Date" in Exhibit A hereto; (ii) as to 2002 Series B Bonds in the Daily Mode or the Weekly Mode, the first Business Day of each calendar month; (iii) as to 2002 Series B Bonds in the Flexible Mode, the first Business Day following the end of each Interest Period with respect thereto; and (iv) as to 2002 Series B Bonds in the Term Mode or the Fixed Mode, semi-annually on each January 1 and July 1 commencing on the first January 1 or July 1 occurring after the conversion to such Interest Mode; provided, however, that if such first date occurs less than three (3) months after such conversion, said first Interest Payment Date shall be on the second such date following such conversion; (c) as to any 2002 Series B Bank Bond, unless otherwise provided in the Liquidity Facility, each date determined pursuant to subsection 2 of Section 5.02; and (d) the maturity date thereof.

                  "Interest Period" shall mean the period from and including a Rate Adjustment Date to but excluding the next succeeding Rate Adjustment Date (if any); provided, however, that (a) the first Interest Period for the 2002 Series B Bonds shall be the period from and including the Delivery Date to but excluding the first Rate Adjustment Date and (b) the final Interest Period for any 2002 Series B Bond shall be the period from and including the last Rate Adjustment Date preceding the maturity or redemption date of such 2002 Series B Bond to but excluding such maturity or redemption date.

                  "Liquidity Facility" shall mean the standby bond purchase agreement, revolving credit agreement, letter of credit, surety bond or other agreement or instrument entered into by the Company or delivered to the Tender Agent, as the case may be, pursuant to subsection 1 of
         Section 4.02 and consented to in writing by the Bond Insurer and (b) upon the effectiveness thereof as provided in subsection 3 of Section 4.02, each Substitute Liquidity Facility.

                  "Liquidity Facility Expiration Date" shall mean the date upon which the Liquidity Facility is stated to expire or terminate, as such date may be extended from time to time, either by extension or renewal of the then existing Liquidity Facility or the issuance or entry into of a Substitute Liquidity Facility.

                  "Liquidity Facility Requirement" shall mean, at such times (if any) as the 2002 Series B Bonds are in an Interest Mode other than the Auction Mode or the Fixed Mode, an amount equal to the principal amount of the Outstanding 2002 Series B Bonds (other than 2002 Series B Bank Bonds) plus, (a) if the 2002 Series B Bonds shall be in a Daily Mode or a Weekly Mode, 31 days' interest thereon computed at a rate per annum equal to the Maximum Rate and on the basis of a 365-day year and (b) if the 2002 Series B Bonds shall be in a Flexible Mode, 270 days' interest thereon computed at a rate per annum equal to the Maximum Rate and on the basis of a 365-day year.

                  "Market Rate" shall mean any interest rate determined in accordance with the procedures set forth in clause (f) of Section 3.03.

                  "Maximum Bank Rate" shall mean twenty-five percent (25%) per annum, or such higher rate as shall be approved by the Company if (1) a Favorable Opinion of Bond Counsel shall have been delivered to the Notice Parties and (2) such higher rate shall have been consented to in writing by the Bond Insurer.

                  "Maximum Rate" shall mean eighteen percent (18%) per annum, or such higher rate as shall be approved by the Company if (1) a Favorable Opinion of Bond Counsel shall have been delivered to the Notice Parties, (2) such higher rate shall have been consented to in writing by the Bond Insurer and (3) if the 2002 Series B Bonds shall be in a Daily Mode or a Weekly Mode, the Liquidity Facility is modified (if necessary) so that its stated amount or the aggregate commitment of the Bank(s) thereunder, as the case may be, is increased to give effect to the increased Maximum Rate.

                  "Mode Adjustment Date" shall mean any date on which the Interest Mode or Interest Period to which the 2002 Series B Bonds are subject is to be changed to another Interest Mode or Interest Period, as the case may be, determined as provided in clause (a)(i) of Section 3.01.

                  "Monthly Payment Date" shall mean the first Business Day of each calendar month.

                  "Moody's" shall mean Moody's Investors Service and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company.

                  "Notice Parties" shall mean (a) the Company, (b) the Trustee,
         (c) the Bond Insurer, (d) if the 2002 Series B Bonds are in an Interest Mode other than the Auction Mode or the Fixed Mode, the Remarketing Agent, the Tender Agent and the Agent Bank and (e) if the 2002 Series B Bonds are in the Auction Mode, the Auction Agent and each Broker-Dealer.

                  "Officer's Certificate" shall mean a certificate of an Officer of the Company.

                  "One Week LIBOR Rate" shall mean, as of any Rate Determination Date, the rate most recently published by Bloomberg L.P. on or prior to such Rate Determination Date as "LIBOR-USD-FIX-1WEEK" or, if such rate no longer shall be published, such replacement rate as shall be agreed upon by the Company, the Remarketing Agent and the Bond Insurer, but in no event in excess of the Maximum Rate.

                  "Purchase Date" shall mean a Business Day on which 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) are to be purchased upon optional or mandatory tender or deemed tender thereof pursuant to the terms hereof.

                  "Purchase Price" shall mean an amount equal to 100% of the principal amount of any 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) tendered or deemed tendered or remarketed pursuant to the Eleventh Supplemental Indenture plus accrued and unpaid interest, if any, at the 2002 Series B Bond Rate or Rates in effect from and including the first day of the then current Interest Accrual Period through and including the day immediately preceding the Purchase Date or the date of remarketing, as the case may be, unless, in the case of 2002 Series B Bonds in a Term Mode, the date of remarketing is on or after the Regular Record Date for the next succeeding Interest Payment Date for the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) and on or prior to such Interest Payment Date, in which case the accrued and unpaid interest on such 2002 Series B Bonds being remarketed on such date shall not be paid as part of the Purchase Price.

                  "Rate Adjustment Date" shall mean the day on which each Auction Mode Rate, Daily Rate, Weekly Rate, Flexible Rate, Term Rate or Fixed Rate on a 2002 Series B Bond shall become effective as provided in Section 3.03.

                  "Rate Determination Date" shall mean the time and date as of which an interest rate for the 2002 Series B Bonds shall be determined, which Date shall be determined (a) in the case of any Interest Mode other than the Auction Mode, as provided in Section 3.03 and (b) in the case of the Auction Mode, as provided in Exhibit A.

                  "Rating Agency" shall mean Moody's if the 2002 Series B Bonds are then rated by Moody's, and S&P if the 2002 Series B Bonds are then rated by S&P, and Fitch if the 2002 Series B Bonds are then rated by Fitch, in each case, at the request of the Company.

                  "Registrar" and "Register" shall have the meanings given to the terms "Bond Registrar" and "Bond Register," respectively, in the Indenture as in effect prior to the Release Date, and to the terms "Obligation Registrar" and "Obligation Register," respectively, in the Indenture as in effect from and after the Release Date.

                  "Regular Record Date" shall mean (a) except as provided in clause (b) below, (i) with respect to an Interest Payment Date for 2002 Series B Bonds in the Term Mode or the Fixed Mode, the close of business on the fifteenth day (whether or not a Business Day) of the next preceding calendar month; and (ii) with respect to an Interest Payment Date for 2002 Series B Bonds in the Auction Mode, the Daily Mode, the Weekly Mode or the Flexible Mode and 2002 Series B Bank Bonds, the close of business on the Business Day immediately preceding such Interest Payment Date; and (b) in the case of any Interest Payment Date described in clause (a) of the definition thereof in this Appendix 2, the close of business on the Business Day immediately preceding such Interest Payment Date.

                  "Release Date" shall have the meaning given to that term in the Tenth Supplemental Indenture to the Indenture.

                  "Remarketing Agent" shall mean each firm (if any) appointed by the Company from time to time as the Remarketing Agent for the 2002 Series B Bonds and that is party to a Remarketing Agreement.

                  "Remarketing Agreement" shall mean such agreement(s) (if any) as may be entered into between the Company and the Remarketing Agent from time to time and that is (or are) designated by an Officer of the Company as constituting a "Remarketing Agreement" hereunder at the time of the execution and delivery thereof.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns, and, if such division shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company.

                  "Securities Depository" shall mean the Person in whose name is registered 2002 Series B Bonds held in the Book-Entry System. The initial Securities Depository shall be as provided in Section 2.05.

                  "Substitute Bond Insurance Policy" shall mean any municipal bond or financial guaranty insurance policy or surety bond to be substituted for the Bond Insurance Policy then in effect as provided in subsection 1 of Section 4.03, which Substitute Bond Insurance Policy shall have been consented to in writing by the Agent Bank and shall contain administrative provisions reasonably satisfactory to the Trustee.

                  "Substitute Liquidity Facility" shall mean any standby bond purchase agreement, revolving credit agreement, letter of credit, surety bond or other agreement or instrument under which any Person undertakes to make loans or provide funds to purchase 2002 Series B Bonds upon the tender (or deemed tender) thereof for purchase and as to which the conditions set forth in subsection 3 of Section 4.02 shall be satisfied, in each case, that shall have been consented to in writing by the Bond Insurer and that shall contain administrative provisions reasonably satisfactory to the Tender Agent.

                  "Substitution Date" shall mean the Business Day on which the Company (a) causes a new bank or banks to be substituted for one or more of the Banks that is (or are) a party to the Liquidity Facility then in effect or (b) substitutes the Liquidity Facility then in effect with a Substitute Liquidity Facility, which Business Day shall be not later than the fifth Business Day immediately preceding the Liquidity Facility Expiration Date for the Liquidity Facility then in effect; any date specified as a Substitution Date in a notice of mandatory tender mailed to Holders of 2002 Series B Bonds pursuant to subsection 2 of
         Section 3.08 shall be treated as a Substitution Date for purposes of the Eleventh Supplemental Indenture even if the substitution of the new bank(s) or the Substitute Liquidity Facility, as the case may be, fails to occur.

                  "Tender Agency Agreement" shall mean such agreement(s) (if any) as may be entered into between the Company and the Tender Agent from time to time and that is (or are) designated by an Officer of the Company as constituting a "Tender Agency Agreement" hereunder at the time of the execution and delivery thereof.

                  "Tender Agent" shall mean each firm (if any) appointed by the Company from time to time as the Tender Agent for the 2002 Series B Bonds and that is party to a Tender Agency Agreement.

                  "Term Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Term Rates.

                  "Term Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Term Mode, determined as provided in clause (e) of Section 3.03.

                  "2002A Bonds" shall mean the New Bonds, 2002 Series A, to be issued by the Company pursuant to the Eleventh Supplemental Indenture.

                  "2002 Series B Bank Bond" shall mean any 2002 Series B Bond (or portion thereof or beneficial ownership interest therein) purchased by the Bank(s) (or a nominee or nominees thereof) pursuant to clause
         (b) of subsection 1 of Section 3.11; provided, however, that any such 2002 Series B Bond shall cease to be a 2002 Series B Bank Bond on the date on which such 2002 Series B Bond shall be delivered to a purchaser identified by the Remarketing Agent (or, to the extent permitted by the Liquidity Facility, the date on which the Bank(s) elect not to sell such 2002 Series B Bond to a purchaser identified by the Remarketing Agent).

                  "2002 Series B Bond Liquidity Proceeds Account" shall mean the account by that name to be created and established in the 2002 Series B Bond Purchase Fund in Section 6.01.

                  "2002 Series B Bond Purchase Fund" shall mean the fund by that name to be created and established pursuant to Section 6.01 and held by the Tender Agent separate and apart from any funds, accounts or subaccounts under the Indenture and which shall not constitute a fund or an account for purposes of the Indenture.

                  "2002 Series B Bond Rate" shall mean the interest rate on 2002 Series B Bonds, determined pursuant to Section 3.03, but shall not include the interest rate on any 2002 Series B Bank Bonds.

                  "2002 Series B Bond Remarketing Proceeds Account" shall mean the account by that name to be created and established in the 2002 Series B Bond Purchase Fund in Section 6.01.

                  "2002 Series B Bonds" shall mean the Series of Bonds created and issued pursuant to the Eleventh Supplemental Indenture and designated therein as the "New Bonds, 2002 Series B."

                  "Untendered 2002 Series B Bonds" shall have the meaning given to such term in Section 3.12.

                  "Weekly Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Weekly Rates.

                  "Weekly Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Weekly Mode, determined as provided in clause (c) of Section 3.03.

         3. Unless the context shall clearly indicate some other meaning, all terms used in this Eleventh Supplemental Indenture, including Exhibit A, that are defined in Exhibit A shall for all purposes of this Eleventh Supplemental Indenture, including Exhibit A, have the same respective meanings as such terms are given in Exhibit A.

2. GENERAL PROVISIONS RELATING TO 2002 SERIES B BONDS

2.01 Principal Amount

         The aggregate principal amount of the 2002 Series B Bonds that may be authenticated and delivered and Outstanding is limited to Sixty Million Dollars ($60,000,000).

2.02 Purpose

         The Company shall use the proceeds from the sale of the 2002 Series B
Bonds:

          (a) to pay amounts owing by the Company with respect to the Company's 1991 Series A Bonds due 2002;

          (b) to redeem any Outstanding Bonds (and pay the redemption premium thereon) or deposit with the Trustee funds for that purpose pending any such redemption;

          (c) to pay the settlement amount owing by the Company to its counterparty with respect to termination of a Treasury rate-lock contract to which the Company is or was a party; and

          (d)  for such other purposes as the Company may determine.

2.03 Maturity and Interest

         The 2002 Series B Bonds shall mature on _____________, 2012 and shall bear interest from the Delivery Date at the interest rate determined for each Interest Period pursuant to Section 3.03; provided, however, that each 2002 Series B Bank Bond shall bear interest as provided in Section 5.02.

         Interest on each 2002 Series B Bond accruing during each Interest Accrual Period shall be payable on the Interest Payment Date immediately following such Interest Accrual Period, to the Person in whose name such 2002 Series B Bond is registered at the Regular Record Date therefor; provided, however, that the Holder of a 2002 Series B Bond other than the Bank(s) (or the nominee(s) thereof) shall be paid interest thereon for an Interest Accrual Period only in the amount that would have accrued thereon at the 2002 Series B Bond Rate or Rates in effect during such Interest Accrual Period, regardless of whether or not such 2002 Series B Bond was a 2002 Series B Bank Bond during any portion of such Interest Accrual Period.

         Interest accrued at the Auction Mode Rate for an Auction Period of 180 days or less shall be computed on the basis of a 360-day year and actual days elapsed, interest accrued at the Daily Rate, Weekly Rate, Flexible Rate or (unless otherwise provided in the Liquidity Facility) Bank Rate shall be computed on the basis of a 365- or 366-day year, as applicable, for actual days elapsed, and interest accrued at the Auction Mode Rate for an Auction Period of more than 180 days, the Term Rate or the Fixed Rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Notwithstanding anything to the contrary contained herein, (a) in no event shall any Auction Mode Rate, Daily Rate, Weekly Rate, Flexible Rate, Term Rate or Fixed Rate exceed the Maximum Rate and (b) in no event shall any Bank Rate exceed the Maximum Bank Rate.

         The 2002 Series B Bonds initially shall be in the Auction Mode, and. following the Initial Period, shall be subject to a 28-day Auction Period until such time (if any) as such Auction Period shall be changed in accordance with Exhibit A.

2.04 Denominations, Dates, Numbers and Letters

         The 2002 Series B Bonds will be issued in fully registered form in the Authorized Denominations. Each 2002 Series B Bond shall be dated the date of its authentication except that all 2002 Series B Bonds issued prior to the first Interest Payment Date shall be dated the Delivery Date. Unless an Officer of the Company shall otherwise direct, the 2002 Series B Bonds will be numbered from one upward.

2.05 Designation of the 2002 Series B Bonds as Bonds to Be Held in Book-Entry System; Appointment of Securities Depository for
     2002 Series B Bonds

         1. The 2002 Series B Bonds initially shall be held in a Book-Entry System and shall (except to the extent otherwise required by the DTC Letter of Representation with respect to the 2002 Series B Bonds) be evidenced by one certificate for each maturity, in an amount equal to the aggregate principal amount of such maturity. Unless otherwise determined by an Officer of the Company, DTC is hereby appointed as the initial Securities Depository for the 2002 Series B Bonds.

         2. While the 2002 Series B Bonds are held in the Book-Entry System, payment of the principal of, premium, if any, and interest on the 2002 Series B Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representation executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. Except as may be provided in the DTC Letter of Representation with respect to 2002 Series B Bonds, payment of principal (other than through operation of a sinking fund, if any) shall be made only upon presentation and surrender of each 2002 Series B Bond, as the same becomes due, at the office from which the Trustee performs the payment function for 2002 Series B Bonds.

         3. So long as the 2002 Series B Bonds are held in the Book-Entry System, the registered Holder of all of the 2002 Series B Bonds shall be DTC, and the 2002 Series B Bonds shall be registered in the name of Cede & Co., as nominee for DTC pursuant to the DTC Letter of Representation with respect to 2002 Series B Bonds, as amended from time to time, and the provisions of such Letter of Representation shall be incorporated herein by this reference. Upon initial issuance, the ownership of the 2002 Series B Bonds shall be registered by the Trustee on the Register in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered Holder of the 2002 Series B Bonds registered in its name for the purposes of payment of the principal of or interest on the 2002 Series B Bonds, giving notice as required under the Indenture, registering the transfer of 2002 Series B Bonds, obtaining any consent or other action to be taken by the Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any person claiming a beneficial ownership interest in the 2002 Series B Bonds under or through DTC or any DTC Participant, or any other person which is not shown on the Register as being a registered Holder, with respect to the accuracy of any records maintained by DTC or any DTC Participant; the payment by DTC or any DTC Participant of any amount in respect of the principal of or interest on the 2002 Series B Bonds; any notice or direction which is permitted or required to be given to or received from Holders under the Indenture; or any consent given or other action taken by DTC as Holder; nor shall any DTC Participant or any such Person be deemed to be a third party beneficiary of any Holders' rights under the Indenture. The Trustee shall pay from moneys available hereunder all principal of and premium, if any, and interest on the 2002 Series B Bonds only to or upon the order of DTC or its designee, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and premium, if any, and interest on the 2002 Series B Bonds to the extent of the sum or sums so paid. So long as the 2002 Series B Bonds are held in the Book-Entry System, no person other than DTC shall receive an authenticated Bond for each separate stated maturity evidencing the obligation of the Company to make payments of principal of and premium, if any, and interest with respect to the 2002 Series B Bonds pursuant to the Indenture. Upon delivery by DTC to the Trustee of DTC's written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of 2002 Series B Bonds, the term "Cede & Co." in the Indenture shall refer to such new nominee of DTC.

         4. At any time it determines that it is in the best interests of the Holders, the Company may notify DTC and the Trustee, whereupon DTC will, if consistent with DTC's then-current policies, notify the DTC Participants, of the availability through DTC of 2002 Series B Bond certificates. In such event, the Company shall prepare and execute and the Trustee shall issue, transfer and exchange, at the expense of the Company, 2002 Series B Bond certificates as requested in writing by DTC in appropriate amounts. DTC may determine to discontinue providing its services with respect to the 2002 Series B Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. If DTC resigns as Securities Depository for the 2002 Series B Bonds, 2002 Series B Bond certificates shall be delivered pursuant to this Section. Under such circumstances

(if there is no successor Securities Depository), the Company and the Trustee shall be obligated to deliver 2002 Series B Bonds as described in the Indenture, provided that the expense in connection therewith shall be paid by the Company. In the event that certificates for 2002 Series B Bonds are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such 2002 Series B Bonds. Whenever DTC requests the Company to do so, the Company will cooperate with DTC in taking appropriate action after written notice (a) to make available one or more separate certificates evidencing the 2002 Series B Bonds to any DTC Participant having 2002 Series B Bonds credited to its DTC account, or (B) to arrange for another securities depository to maintain custody of certificates evidencing the 2002 Series B Bonds.

         5. Notwithstanding any provision herein to the contrary, so long as the Book-Entry System of transfers provided for in this Section shall remain in effect with respect to the 2002 Series B Bonds, (a) every transfer of such 2002 Series B Bonds made in accordance with the Auction Procedures set forth in Exhibit A, (b) every remarketing of such 2002 Series B Bonds (or portions thereof) by the Remarketing Agent and (c) all purchases and transfers of such 2002 Series B Bonds (or portions thereof) by the Tender Agent shall be conducted in accordance with such system.

2.06 Optional Redemption -- Prices and Terms

         1. The 2002 Series B Bonds shall be subject to redemption at the option of the Company as follows, in whole or in part, at a Redemption Price of 100% of the principal amount thereof together with accrued interest, if any, to the redemption date:

          (a) if the 2002 Series B Bonds are in an Auction Mode, on any Interest Payment Date immediately following the end of an Auction Period;

          (b) if the 2002 Series B Bonds are in a Daily or Weekly Mode, on any Business Day;

          (c) if the 2002 Series B Bonds are in a Flexible or Term Mode, on any Rate Adjustment Date for the 2002 Series B Bonds to be redeemed; and

          (d) if the 2002 Series B Bonds are in a Fixed Mode, on the first day of the Fixed Mode for the 2002 Series B Bonds to be redeemed.

         2. In addition, if the 2002 Series B Bonds are in a Term Mode or a Fixed Mode, the 2002 Series B Bonds shall be subject to redemption at the option of the Company on any date prior to their stated maturity, in whole or in part:

          (a) unless clause (b) below applies, during any Interest Period therefor, on any day, but only after the fifth (5th) anniversary of the first day of such Interest Period, at a Redemption Price equal to 100% of the principal amount thereof; or

          (b) during any Interest Period therefor, on any alternate dates and at any alternate prices stated in an Officer's Certificate delivered to the Notice Parties prior to the Rate Determination Date for such Interest Period and accompanied by a Favorable Opinion of Bond Counsel.

         3. Notwithstanding anything to the contrary contained in the Indenture, in the event that any 2002 Series B Bond in the Auction, Daily, Weekly or Flexible Mode shall become subject to redemption, notice of such redemption shall be given, in the manner provided in subsection 4 of this Section 2.06, not less than 15 days before the redemption date.

         4. Notwithstanding anything to the contrary contained in the Indenture, notice of redemption shall be given by mail, postage prepaid, to the registered owners of any 2002 Series B Bonds or portions of 2002 Series B Bonds which are to be redeemed, at their last addresses, if any, appearing on the registry books, and failure so to mail any such notice shall not affect the validity of the proceedings for the redemption of any other 2002 Series B Bonds to be redeemed.

         5. Notwithstanding anything to the contrary contained herein or in the Indenture, in the event that any 2002 Series B Bond is to be redeemed in part, the portion of such 2002 Series B Bond not so redeemed shall be in an Authorized Denomination.

         6. Notwithstanding anything to the contrary contained herein or in the Indenture, in the event of any redemption of less than all of the 2002 Series B Bonds, 2002 Series B Bank Bonds shall be redeemed first, prior to the selection of any other 2002 Series B Bonds for redemption.

         7. Notwithstanding anything to the contrary contained herein, 2002 Series B Bank Bonds shall be subject to redemption, at the election of the Company, in whole or in part at any time at a Redemption Price equal to the principal amount thereof, plus accrued interest thereon to the date of redemption (computed at the Bank Rate or Rates in effect from time to time). Any such redemption shall take place five (5) Business Days after the Company shall have given the Agent Bank, the Trustee, the Tender Agent and the Remarketing Agent notice thereof, specifying the 2002 Series B Bank Bonds or portions thereof to be so redeemed on such date, unless the Agent Bank shall consent to an earlier redemption date.

2.07 Mandatory Redemption of 2002 Series B Bonds Through Sinking Fund

         As a sinking fund for the 2002 Series B Bonds, the Company shall redeem the 2002 Series B Bonds in the aggregate principal amounts and on the dates specified in the following table:

                                    Aggregate Principal Amount of
Sinking Fund Payment to Be Made    2002 Series B Bonds to be Redeemed
 on ________________ in Year:      through Sinking Fund on Such Date
                     2002           $________________________
                     2003           $________________________
                     2004           $________________________
                     2005           $________________________
                     2006           $________________________
                     2007           $________________________
                     2008           $________________________
                     2009           $________________________
                     2010           $________________________
                     2011           $________________________

         The principal amount of 2002 Series B Bonds acquired (and surrendered for cancellation) or redeemed by the Company otherwise than through operation of the sinking fund shall be credited against sinking fund payments for 2002 Series B Bonds of such maturity, in proportion to the respective amounts of such required sinking fund payments.

2.08 [Reserved]

2.09 [Reserved]

2.10 Place of Payment and Paying Agents

         The principal and Redemption Price of the 2002 Series B Bonds will be payable at the principal corporate trust office of U.S. Bank Trust National Association, 180 E. Fifth Street, St. Paul, Minnesota 55101, and such institution is hereby appointed Paying Agent for the 2002 Series B Bonds. The principal and Redemption Price of the 2002 Series B Bonds shall also be payable at any other place which may be provided for such payment by the appointment of any other Paying Agent or Paying Agents as permitted by the Indenture. Interest on the 2002 Series B Bonds shall be paid (i) by check payable to the order of the person entitled thereto and mailed by first class mail, postage prepaid, to the address of such person as it shall appear on the books of the Company kept at the office of the Registrar, (ii) in the case of all 2002 Series B Bank Bonds, by wire transfer of immediately available funds at such wire address as the Agent Bank shall specify or (iii) in the case of 2002 Series B Bonds subject to the Auction Mode, the Flexible Mode, the Daily Mode or the Weekly Mode, by wire transfer in immediately available funds to any owner of 2002 Series B Bonds in the denomination of $1,000,000 or any Authorized Denomination in excess of such amount at such wire transfer address as such owner shall specify if such owner shall provide written notice to the Trustee not less than 15 days prior to such Interest Payment Date in which request for wire transfer payment is made and the wire transfer address is specified.

2.11 Registration of Transfers and Exchanges

         The Company hereby appoints the Auction Agent as co-Registrar and an Authenticating Agent for the 2002 Series B Bonds subject to the Auction Mode. The Company hereby appoints the Tender Agent as co-Registrar and an Authenticating Agent for the 2002 Series B Bonds subject to the Flexible Mode, the Daily Mode or the Weekly Mode. Each such co-Registrar shall maintain an office in the City of New York, New York where 2002 Series B Bonds subject to such Modes may be presented for registration, transfer or exchange. The Auction Agent and the Tender Agent each shall signify its acceptance of the duties imposed upon it hereunder as co-Registrar and Authenticating Agent by written instrument filed with the Company and the Trustee.

2.12 Application of Proceeds of 2002 Series B Bonds

         The proceeds of the 2002 Series B Bonds will be applied simultaneously with the delivery of the 2002 Series B Bonds, as follows:

         (1) There shall be deposited with the Trustee, in trust, such amount, if any, as shall, together with other available moneys (including, without limitation, proceeds of the 2002A Bonds), be determined by an Officer of the Company to be sufficient to satisfy any conditions imposed by the Indenture to the authentication and delivery of the 2002 Series B Bonds and/or the 2002A Bonds; and

         (2) The remaining balance of proceeds of the 2002 Series B Bonds will be disbursed to or for the account of the Company, at the direction of the Company.

2.13 [Reserved]

2.14 Issuance of 2002 Series B Bonds in Lieu of Those Deemed Purchased

         At such time as any 2002 Series B Bond shall be deemed purchased as provided iin this Eleventh Supplemental Indenture, the Company may issue a new Bond or Bonds in lieu thereof pursuant to the Indenture and the 2002 Series B Bond that is deemed purchased shall no longer be Outstanding.

2.15 Forms of 2002 Series B Bonds and Authentication Certificate

         The forms of the 2002 Series B Bonds and the form of the Trustee's certificate of authentication will be substantially as set forth in Exhibit B hereto with such variations, omissions and insertions as are required or permitted by the Indenture.

3. INTEREST MODES; DETERMINATION OF INTEREST RATES FOR 2002 Series B BONDS; TENDER AND PURCHASE OF 2002 Series B BONDS

3.01 Determination of Interest Modes

         Interest Modes may be determined as follows:

          (a)  By the Company.

         If the 2002 Series B Bonds shall be in any Interest Mode other than the Fixed Mode, the Company may, subject to clause (b) of this Section, designate a different Interest Mode or a Term Mode with an Interest Period of different duration (and, if such new Interest Mode is a Term Mode, designate the duration of the initial Interest Period thereof) for the 2002 Series B Bonds by an Officer's Certificate delivered to the other Notice Parties not less than 45 days, if the 2002 Series B Bonds are then in a Flexible Mode or Term Mode, and not less than seven (7) days if the 2002 Series B Bonds are then in an Auction Mode and otherwise not less than 30 days, prior to the first day of such new Interest Mode (unless such shorter period of time prior thereto shall be acceptable to the Trustee and (1) if the 2002 Series B Bonds are then in an Auction Mode, the Auction Agent and each Broker-Dealer or (2) if the 2002 Series B Bonds are then in an Interest Mode other than the Auction Mode, the Tender Agent), stating:

               (i) Effective Date: the first day of the newly designated Interest Mode or Interest Period for the 2002 Series B Bonds (referred to herein as the "Mode Adjustment Date"), which shall be (A) if the Interest Mode then in effect is an Auction Mode with an Auction Period other than a daily Auction Period, the second Interest Payment Date following the final Auction Date, (B) if the Interest Mode then in effect for the 2002 Series B Bonds is an Auction Mode with a daily Auction Period, a Daily Mode or a Weekly Mode, an Interest Payment Date, (C) if the Interest Mode then in effect for the 2002 Series B Bonds is a Term Mode, any day on which the 2002 Series B Bonds may be redeemed at the option of the Company pursuant to subsection 1 or 2 of
                    Section 2.06 at a Redemption Price of 100% of the principal amount thereof, plus accrued interest, if any, thereon, and
                    (D) if the Interest Mode then in effect for the 2002 Series B Bonds is a Flexible Mode, the latest Interest Payment Date for all Interest Periods thereon then in effect or any Business Day thereafter,

               (ii) Designation: that the Company has determined that, effective on such Mode Adjustment Date, an Auction Mode, a Daily Mode, a Weekly Mode, a Flexible Mode, a Term Mode, a successive Term Mode with an Interest Period of different duration, or a Fixed Mode, as the case may be, shall take effect for the 2002 Series B Bonds, and

               (iii) Auction Period or Interest Period: if (A) the designated
                    Interest Mode is an Auction Mode, the duration of the Auction Period to be in effect upon the effectiveness of such Auction Mode, which Auction Period shall be any of the Auction Periods referred to in Exhibit A, or (B) the designated Interest Mode is a Term Mode, the duration of the initial Interest Period thereof, which Interest Period shall end on the last calendar day of any June or December specified in such Officer's Certificate.

         Upon (X) receipt by the other Notice Parties of such Officer's Certificate, (Y) receipt by the Tender Agent of the items referred to in subsection 1 of Section 4.02 and (Z) the giving of the notice provided in clause
(b) of Section 3.04, the Interest Mode or Interest Period, as the case may be, for the 2002 Series B Bonds shall, subject to clause (b) of this Section and
Section 3.02, automatically be converted on the Mode Adjustment Date specified in such Officer's Certificate to the specified Interest Mode or Interest Period, as the case may be, without further act, unless the Trustee and (1) if the designated Interest Mode is any Interest Mode other than the Auction Mode, the Tender Agent or (2) if the designated Interest Mode is the Auction Mode, the Auction Agent and each Broker-Dealer shall have received, prior to the mailing of notice thereof pursuant to clause (b) of Section 3.04, an Officer's Certificate electing not to effect such conversion. The Trustee shall promptly notify the other Notice Parties in writing of the conversion of the 2002 Series B Bonds to a new Interest Mode or Interest Period.

          (b) Limitations on Determinations. No change to any Interest Mode or in the Interest Period for any Term Mode shall be made for the 2002 Series B Bonds by an Officer's Certificate pursuant to clause (a) of this Section, unless:

               (i) Favorable Opinion of Bond Counsel: such Officer's Certificate is accompanied by, and in addition there is delivered to the Trustee, the Bond Insurer, the Tender Agent and the Remarketing Agent on the first day of such Interest Mode or Interest Period, as the case may be, a Favorable Opinion of Bond Counsel,

               (ii) Consent of Bond Insurer: such Officer's Certificate is accompanied by a written consent of the Bond Insurer to such change in Interest Mode or Interest Period,

               (iii) Liquidity Facility Requirement: except in the case of a change to the Auction Mode or the Fixed Mode, the Liquidity Facility shall be in an amount at least equal to the Liquidity Facility Requirement applicable to the Interest Mode to become effective,

               (iv) Qualified Interest Period: if the Interest Mode to become effective for the 2002 Series B Bonds is a Term Mode, the duration of the first Interest Period thereof designated by such Officer's Certificate is in accordance with the provisions of Section 3.02, and

               (v) Book-Entry System: if the Interest Mode to become effective for the 2002 Series B Bonds is an Auction Mode, the 2002 Series B Bonds shall, on the Mode Adjustment Date, be a Book-Entry Only 2002 Series B Bond.

          (c) Restoration of Positions. If, after notice to any Person of any change in the Interest Mode or Interest Period for the 2002 Series B Bonds, such change may not be effected on the Mode Adjustment Date specified therefor in the Officer's Certificate designating such change because of any failure to satisfy the conditions of clause (b) of this Section, then the 2002 Series B Bonds shall remain in the Interest Mode which they are then in or remain subject to the same Interest Period as then is applicable, as the case may be; provided, however, that if the proposed change was from the Term Mode to any other Interest Mode and the Company causes to be delivered to the Trustee, the Bond Insurer, the Tender Agent and the Remarketing Agent a Favorable Opinion of Bond Counsel, then, so long as the Liquidity Facility then in effect (taking into account any amendments being made thereto in connection therewith) shall provide that the amount available to be drawn or advanced thereunder shall be at least equal to the principal amount of the Outstanding 2002 Series B Bonds (other than 2002 Series B Bank Bonds) plus 31 days' interest thereon computed at a rate per annum equal to the Maximum Rate and on the basis of a 365-day year, the 2002 Series B Bonds shall be changed to the Weekly Mode. In any such event, the 2002 Series B Bonds shall be subject to mandatory tender as and to the extent provided in clause (c)(iii) of Section 3.06.

3.02 Duration of Interest Modes and Interest Periods

         The duration of Interest Modes and Interest Periods will be as follows:

          (a) Interest Modes. Each Interest Mode for the 2002 Series B Bonds other than the Fixed Mode shall extend through the day prior to the effective date of any other Interest Mode for the 2002 Series B Bonds established in accordance with Section 3.01. Any Fixed Mode for the 2002 Series B Bonds shall extend to the stated maturity date of the 2002 Series B Bonds.

          (b) Interest Periods Generally. No Interest Period for any 2002 Series B Bond (or portion thereof) during a Flexible Mode or a Term Mode shall extend beyond (1) the fifth (5th) day preceding the Liquidity Facility Expiration Date or (2) the day prior to the effective date of any other Interest Mode for the 2002 Series B Bonds to become effective pursuant to the prior Officer's Certificate given in accordance with clause (a) of Section 3.01.

          (c) Interest Periods During Auction Mode. Each Interest Period for each 2002 Series B Bond (or beneficial ownership interest therein) while in an Auction Mode shall be the same as each Auction Period with respect thereto, which Auction Periods shall be determined in the manner provided in Exhibit A.

          (d) Interest Periods During Flexible Mode. The Interest Period for each 2002 Series B Bond (or beneficial ownership interest therein) while in a Flexible Mode shall be the period determined by the Remarketing Agent, on or before the Rate Adjustment Date therefor, to be the Interest Period which, in its judgment, will produce the greatest likelihood of the lowest overall debt service costs on the 2002 Series B Bonds prior to the maturity thereof, given prevailing market conditions. The Remarketing Agent may determine different Interest Periods for different 2002 Series B Bonds (or beneficial ownership interests therein) on or before the same Rate Adjustment Date. Each Interest Period for any 2002 Series B Bond (or beneficial ownership interest therein) while in a Flexible Mode shall commence on the first day of such Flexible Mode for such 2002 Series B Bond (or beneficial ownership interest therein) or on the day immediately succeeding the immediately preceding Interest Period for such 2002 Series B Bond (or beneficial ownership interest therein) during such Flexible Mode, shall end on a day preceding a Business Day, and shall be not less than one nor more than 270 days in length. No Interest Period for any 2002 Series B Bond (or beneficial ownership interest therein) while in a Flexible Mode shall end later than the day preceding any redemption date described in subsection 1 or 2 of Section 2.06, unless the principal amount of 2002 Series B Bonds (or beneficial ownership interests therein) with an Interest Period which ends on or prior to such preceding day is at least equal to the principal amount of 2002 Series B Bonds to be redeemed on such redemption date pursuant to said subsection 1 or 2 of Section 2.06, as the case may be.

          (e) Interest Period During Term Modes. Each Interest Period for any 2002 Series B Bond (or beneficial ownership interest therein) while in a Term Mode shall commence on the Mode Adjustment Date with respect thereto or on the day immediately succeeding the immediately preceding Interest Period for such 2002 Series B Bond during such Term Mode. The initial Interest Period of each Term Mode for the 2002 Series B Bonds shall end on the last calendar day of any June or December specified in the Officer's Certificate designating such Interest Mode pursuant to clause (a) of Section 3.01 which occurs at least one year after the effective date of such Interest Mode. Each successive Interest Period during such Term Mode shall end on the day immediately preceding the anniversary of the last Interest Payment Date for interest accrued in the immediately preceding Interest Period which occurs the same number of 12-month periods after the first day of such successive Interest Period as the number of 12-month periods or portions thereof during the initial Interest Period in such Term Mode, unless changed by Officer's Certificate pursuant to Section 3.01.

3.03 Determination of Interest Rates; Effectiveness Thereof

         The various interest rates for the 2002 Series B Bonds will be determined as follows, and shall be effective for the periods described below:

          (a) Auction Mode Rate. During each Auction Mode for 2002 Series B Bonds, the Auction Mode Rates to be in effect from time to time shall be determined by the Auction Agent and notice thereof shall be given in the manner provided in Exhibit A, and each such Auction Mode Rate shall be effective for the Auction Period to which such Auction Mode Rate relates; provided, however, that the Auction Mode Rate for the Auction Period commencing on the Delivery Date shall be determined by J.P. Morgan Securities Inc., in its capacity as the initial Broker-Dealer, as the lowest rate which, in the judgment of such Broker-Dealer, is necessary to enable the 2002 Series B Bonds (or beneficial ownership interests therein) to be sold to the initial purchasers thereof at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; and provided, further, that in the event of a change to the Auction Mode from another Interest Mode, the Auction Mode Rate for the Auction Period commencing on the Mode Adjustment Date applicable thereto shall be determined by such Broker-Dealer as shall be specified by the Company as the lowest rate which, in the judgment of such Broker-Dealer, is necessary to enable the 2002 Series B Bonds (or beneficial ownership interests therein) to be remarketed on such Mode Adjustment Date at a price (without regard to accrued interest) equal to 100% of the principal amount thereof.

          (b) Daily Rate. During each Daily Mode for 2002 Series B Bonds, by 12:30 p.m., New York City time, on each Business Day for the Remarketing Agent, the Remarketing Agent shall determine the Daily Rate for the 2002 Series B Bonds by determining, in the manner described in clause (f) of this Section, the Market Rate therefor on such day, which Daily Rate shall be effective for the Interest Period beginning on such Business Day and ending on the day preceding the next succeeding Business Day.

          (c) Weekly Rate. During each Weekly Mode for the 2002 Series B Bonds, by 5:00 p.m., New York City time, on the last Business Day for the Remarketing Agent before the commencement of such Weekly Mode and before each succeeding Wednesday (or such other day as may be specified by the Remarketing Agent after notice to the Trustee, the Tender Agent and the Holders of the 2002 Series B Bonds) thereafter during such Weekly Mode, the Remarketing Agent shall determine the Weekly Rate for the 2002 Series B Bonds by determining, in the manner described in clause (f) of this Section, the Market Rate therefor on such day, which Weekly Rate shall be effective for the Interest Period beginning on Wednesday of such week and ending on the next succeeding Tuesday.

          (d) Flexible Rate. By not later than 12:30 p.m., New York City time, on or before the first Business Day for the Remarketing Agent in each Interest Period for each 2002 Series B Bond (or beneficial ownership interest therein) which is in a Flexible Mode, the Remarketing Agent shall determine the Flexible Rate for such 2002 Series B Bond (or beneficial ownership interest therein), in each case by determining, in the manner described in clause (f) of this Section, the Market Rate therefor on such day, which Flexible Rate shall be effective for such Interest Period.

          (e) Term Rate; Fixed Rate. On any date designated by the Remarketing Agent which is not more than 35 days preceding nor later than the last Business Day for the Remarketing Agent preceding each Interest Period for 2002 Series B Bonds during which such 2002 Series B Bonds are in a Term Mode or the Fixed Mode, the Remarketing Agent shall determine the Term Rate or the Fixed Rate, as the case may be, for the 2002 Series B Bonds by determining, in the manner described in clause (f) of this Section, the Market Rate therefor on such day, which Term Rate or Fixed Rate, as the case may be, shall be effective for such Interest Period.

          (f) Procedure for Market Rate Determination. The Remarketing Agent shall make each determination of the Market Rate for any 2002 Series B Bond (or beneficial ownership interest therein) pursuant to this Section by determining in its judgment the minimum interest rate necessary to be borne by such 2002 Series B Bond (or beneficial ownership interest therein) for the relevant Interest Period to enable the Remarketing Agent to remarket such 2002 Series B Bond (or beneficial ownership interest therein) on the Rate Adjustment Date therefor at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that in no event shall any rate so determined exceed the Maximum Rate. If for any reason the Remarketing Agent fails to determine the Market Rate for any 2002 Series B Bond (or beneficial ownership interest therein) on a Rate Determination Date, or any Market Rate for any 2002 Series B Bond (or beneficial ownership interest therein) determined by the Remarketing Agent on a Rate Determination Date is determined by a court of competent jurisdiction to be invalid or unenforceable, then, commencing on such Rate Determination Date or the date with respect to which such court's determination shall be effective, as the case may be, such 2002 Series B Bond (or beneficial ownership interest therein) shall bear interest at a rate equal to the One Week LIBOR Rate.

3.04 Notice of Interest Rates and Interest Modes

         Notice of interest rates and Interest Modes will be given as follows:

          (a) Notice to the Trustee, the Broker-Dealers, the Tender Agent and the Company. If the 2002 Series B Bonds shall be in the Auction Mode, the Auction Agent shall give notice to the Trustee of each Auction Rate determined pursuant to Exhibit A at the time and in the manner provided in Exhibit A. If the 2002 Series B Bonds shall be in any Interest Mode other than the Auction Mode, the Remarketing Agent shall give notice to the Trustee, the Tender Agent and the Company, at the times determined pursuant to the next sentence, of each interest rate determination made by it pursuant to Section 3.03 and of each determination of the duration of an Interest Period for any 2002 Series B Bond in a Flexible Mode made by it pursuant to clause (d) of Section 3.02, which notice shall be in writing (including by facsimile or other electronic means) or may be by telephone, promptly confirmed in writing (including by facsimile or other electronic means). Such notice shall be given (i) if the 2002 Series B Bonds shall be in the Daily Mode, (A) on each Friday, as to each rate determined during the week ending on such Friday and (B) on the last day of such Interest Period, as to each rate determined during the week in which such last day occurs and (ii) if the 2002 Series B Bonds shall be in the Weekly Mode, the Flexible Mode, the Term Mode or the Fixed Mode, on each day on which such rate is determined, as to the interest rate and, in the case of the Flexible Mode, the Interest Period so determined. In lieu of any notice in writing as aforesaid, the Remarketing Agent may make such information available to the Trustee, the Tender Agent and/or the Company by any readily available electronic means (e.g., by posting such information on the Internet); provided, however, that the

               Remarketing Agent shall have given the Trustee, the Tender Agent and/or the Company, as the case may be, at least five days' prior written notice of its intention to make such information available in such manner.

          (b) Notice to Holders of 2002 Series B Bonds of Interest Modes. Not less than 15 days, if the 2002 Series B Bonds are in a Daily Mode or Weekly Mode, not less than 20 days if the 2002 Series B Bonds are in an Auction Mode, and not less than 30 days, if the 2002 Series B Bonds are in any other Interest Mode, and, in any such case, not more than 60 days, prior to (1) the effective date of a change in the Rate Determination Date for 2002 Series B Bonds in the Weekly Mode, as provided in clause (c) of Section 3.03, (2) any Mode Adjustment Date or (3) the first day of any new Interest Period for 2002 Series B Bonds in a Term Mode, the Tender Agent shall give notice to the Auction Agent (if any), the Broker-Dealers (if any), the Remarketing Agent (if any), the Agent Bank (if any) and the Holders of the 2002 Series B Bonds, stating:

               (i) that the interest rate on the 2002 Series B Bonds will be converted to an Auction Mode, a Daily Mode, a Weekly Mode, a Flexible Mode, a Term Mode or a Fixed Mode, or that the duration of the Interest Period or the Rate Determination Date for such 2002 Series B Bond then in effect will be altered, as the case may be, and

               (ii) the other information required by subsection 2 of Section
                    3.08. The Tender Agent shall provide a copy of each notice from the Tender Agent given pursuant to this clause (b) to each transferee, if any, of a 2002 Series B Bond to be converted to a new Interest Mode or to an Interest Period of different duration in a Term Mode that is authenticated by it on or after the date of such notice and prior to the effective date of the Interest Mode or Interest Period described therein.

          (c) Notice to Owners of 2002 Series B Bonds of Interest Rates. The Remarketing Agent shall provide the rate of interest constituting the Daily Rate, the Weekly Rate or the Flexible Rate for the 2002 Series B Bonds, and the Tender Agent shall provide the rate of interest constituting the Term Rate or the Fixed Rate for the 2002 Series B Bonds, from time to time to each owner thereof who requests such information, by telephone or in writing (including by facsimile or other electronic means).

                  While in a Daily Mode or Weekly Mode, the Tender Agent shall provide to the Company and, upon written request, to any Holder of a 2002 Series B Bond to whom such interest is due the interest rates in effect since the preceding Interest Accrual Period therefor.

3.05     Effect of Determinations

                  Each designation of an Interest Mode made pursuant to Section 3.01, each determination of the duration of an Interest Period made pursuant to
Section 3.02, and each determination of an Auction Mode Rate, a Daily Rate, a

Weekly Rate, a Flexible Rate, a Term Rate or a Fixed Rate made pursuant to
Section 3.03 shall be conclusive and binding upon (a) the Company, (b) the Trustee, (c) the Auction Agent and the Broker-Dealers (if the 2002 Series B Bonds shall be in an Auction Mode), (d) the Tender Agent, the Agent Bank and the Banks (if the 2002 Series B Bonds shall be in an Interest Mode other than the Auction Mode) and (e) the Holders of the 2002 Series B Bonds, and neither the Company nor the Trustee nor the Auction Agent nor the Broker-Dealers nor the Tender Agent nor the Remarketing Agent shall have any liability to any such Person for any such determination, whether due to any error in judgment, failure to consider any information, opinion or other resource, or otherwise.

3.06 Purchase of 2002 Series B Bonds

         The Tender Agent shall effect the purchase of 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein in principal amount equal to, and leaving untendered, an Authorized Denomination) from any Person at the Purchase Price therefor, payable in immediately available funds by the close of business on the applicable Purchase Date, but solely from and to the extent of the funds described in Section 3.10, for the account of the Persons described in subsection 1 of Section 3.11:

          (a) Daily Mode Tender Option: while the 2002 Series B Bonds are in a Daily Mode, upon delivery (or deemed tender pursuant to Section 3.12) for purchase of such 2002 Series B Bonds at the option of the Holder thereof (or, if the 2002 Series B Bonds shall be a Book-Entry Only 2002 Series B Bond, at the option of the beneficial owner thereof) on any Business Day, endorsed in blank (or accompanied by a bond power executed in blank) to the extent of the portion to be purchased, at the office of the Tender Agent by 11:00 a.m., New York City time, on such Business Day, if notice of such tender shall have been given to the Tender Agent in strict compliance with the provisions of Section 3.07, and

          (b) Weekly Mode Tender Option: while the 2002 Series B Bonds are in a Weekly Mode, upon delivery (or deemed tender pursuant to Section 3.12) for purchase of such 2002 Series B Bonds at the option of the Holder thereof (or, if the 2002 Series B Bonds shall be a Book-Entry Only 2002 Series B Bond, at the option of the beneficial owner thereof) on any Business Day, endorsed in blank (or accompanied by a bond power executed in blank) to the extent of the portion to be purchased, at the office of the Tender Agent by 11:00 a.m., New York City time, on such Business Day, if notice of such tender shall have been given to the Tender Agent in strict compliance with the provisions of Section 3.07, and

          (c) Mandatory Tender: upon tender (or deemed tender pursuant to Section 3.12) for purchase of such 2002 Series B Bonds as required by subsection 1 of Section 3.08:

               (i) Expiration of Liquidity Facility: on the fifth (5th) Business Day prior to the Liquidity Facility Expiration Date,

               (ii) Substitution of Liquidity Facility: on the Substitution
                    Date,

               (iii) Interest Mode Changes: on any Mode Adjustment Date
                    designated by an Officer's Certificate pursuant to clause
                    (a) of Section 3.01, whether or not such change to a new Interest Mode is effected,

               (iv) Rate Adjustment Dates: on each Rate Adjustment Date while the 2002 Series B Bonds are in (A) a Flexible Mode or (B) a Term Mode,

               (v) Company Option in Term Mode: on any day while the 2002 Series B Bonds are in a Term Mode, upon delivery of an Officer's Certificate, if such 2002 Series B Bonds may then be redeemed at the option of the Company pursuant to subsection 1 or 2 of Section 2.06 at a Redemption Price of 100% of the principal amount thereof, plus accrued interest, if any, thereon,

               (vi) Amendment to this Eleventh Supplemental Indenture or the
                    Indenture: on (A) as provided in Section 2.07(b) of Exhibit A, any Auction Date while the 2002 Series B Bonds are in an Auction Mode on which the conditions of said Section 2.07(b) are satisfied, (B) any Business Day while the 2002 Series B Bonds are in a Daily Mode or Weekly Mode, (C) any Rate Adjustment Date while the 2002 Series B Bonds are in a Flexible Mode, or (D) any Business Day on which the 2002 Series B Bonds may then be redeemed at the option of the Company pursuant to subsection 1 or 2 of Section 2.06 at a Redemption Price of 100% of the principal amount thereof, plus accrued interest, if any, thereon while the 2002 Series B Bonds are in a Term Mode, in any such case, that is at least fifteen (15) days following delivery to the Trustee and the Tender Agent of an Officer's Certificate to the effect that the Company is causing the 2002 Series B Bonds to become subject to mandatory tender in order to enable any Supplemental Indenture amending this Eleventh Supplemental Indenture or the Indenture to take effect pursuant to subsection 2 of Section 7.06; provided, however, that such Officer's Certificate shall be accompanied by a Favorable Opinion of Bond Counsel,

               (vii) Liquidity Facility Default: on the fifteenth (15th) day (or if such day shall not be a Business Day, on the next preceding Business Day) after receipt by the Trustee and the Tender Agent of notice from the Agent Bank to the effect that an "event of default" (or similar provision) on the part of the Company has occurred and is continuing under the Liquidity Facility, and directing the Tender Agent to make a draw or request for funding, as the case may be, under the Liquidity Facility to effect a mandatory tender of all of the 2002 Series B Bonds, and

               (viii) Substitution of Bond Insurance Policy: on the Business Day
                    preceding the day on which any Substitute Bond Insurance Policy is to become effective with respect to the 2002 Series B Bonds, as provided in subsection 1 of Section 4.03.

3.07 Optional Tender of 2002 Series B Bonds for Purchase

         Notice (which notice shall be irrevocable and effective upon receipt) of the tender of any 2002 Series B Bond (or portion thereof) for purchase pursuant to clause (a) or (b) of Section 3.06 shall specify the principal amount (or portion thereof) of such 2002 Series B Bond so to be purchased, the Purchase Date therefor, and the name of the Holder thereof (or, if such 2002 Series B Bond is a Book-Entry Only 2002 Series B Bond, the name and number of the account to which such beneficial ownership interest in the 2002 Series B Bonds is credited by the Securities Depository) and shall be given by the Holder thereof or such Holder's attorney duly authorized in writing or, if such 2002 Series B Bond is a Book-Entry Only 2002 Series B Bond, by the beneficial owner thereof or such owner's attorney duly authorized in writing, to:

     (a) Daily Mode: the Tender Agent by 10:00 a.m., New York City time, on such Purchase Date, if such 2002 Series B Bond is in a Daily Mode, by telephone, facsimile or other electronic means, and

     (b) Weekly Mode: the Tender Agent by 5:00 p.m., New York City time, on a Business Day which is at least seven calendar days prior to such Purchase Date, if such 2002 Series B Bond is in a Weekly Mode, in writing (including by facsimile or other electronic means).

         Holders (or, if applicable, beneficial owners) of 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) that have elected to require purchase as provided above will be deemed, by such election, to have agreed irrevocably to sell the 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) to any purchaser determined in accordance with the provisions of Section 3.10 and subsection 1 of Section 3.11, on the date fixed for purchase at the Purchase Price therefor, and will be required to deliver (or cause to be delivered) such tendered 2002 Series B Bonds (or portions thereof) to the office of the Tender Agent by 11:00 a.m., New York City time, on the Purchase Date, endorsed in blank (or accompanied by a bond power executed in blank).

         Promptly upon receipt of such notice in respect of 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein), the Tender Agent shall give notice by telephone, promptly confirmed in writing (including by facsimile or other electronic means) to the Company, the Remarketing Agent and the Agent Bank, specifying the principal amount of the 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) so tendered for purchase and the Purchase Date for such 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein).

3.08 Mandatory Tender of 2002 Series B Bonds for Purchase

         1. Mandatory Tender. Each owner of a 2002 Series B Bond (or portion thereof or beneficial ownership interest therein) upon notice given by the

Tender Agent pursuant to subsection 2 of this Section 3.08 and, if in a Flexible Mode or a Term Mode, on each Rate Adjustment Date therefor, shall tender, and in any event shall be deemed to have tendered, to the Tender Agent as agent for the Persons which purchase the same pursuant to Section 3.10 and subsection 1 of
Section 3.11, such 2002 Series B Bond (or portion thereof or beneficial ownership interest therein) as shall become subject to mandatory tender for purchase pursuant to clause (c) of Section 3.06.

         Holders (or, if applicable, beneficial owners) of 2002 Series B Bonds (or beneficial ownership interests therein) will be deemed to have agreed irrevocably to sell 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) subject to mandatory tender for purchase to any purchaser determined in accordance with the provisions of Section 3.10 and subsection 1 of Section 3.11, on the dated fixed for purchase at the Purchase Price therefor, and will be required to deliver (or cause to be delivered) such tendered 2002 Series B Bonds (or portions thereof) to the office of the Tender Agent by 11:00 a.m., New York City time, on the Purchase Date, endorsed in blank (or accompanied by a bond power executed in blank).

         2. Notice. The Tender Agent shall give notice of each Purchase Date for 2002 Series B Bonds described in clause (c) of Section 3.06 (except clauses
(c)(iv)(A) and (c)(vii) thereof) to the Company, the Trustee, the Agent Bank, the Remarketing Agent and each Holder of 2002 Series B Bonds by mail, first-class postage prepaid, not less than 15 days, if such 2002 Series B Bonds are in a Daily or Weekly Mode, not less than 30 days, if such 2002 Series B Bonds are in a Term or Flexible Mode, and in either case not more than 60 days preceding such Purchase Date. The Tender Agent shall give notice of any Purchase Date for 2002 Series B Bonds described in clause (c)(vii) of Section 3.06 to the Company, the Trustee, the Agent Bank, the Remarketing Agent and each Holder of 2002 Series B Bonds by mail, first-class postage prepaid, as promptly as practicable following receipt by it of the notice from the Agent Bank referred to in said clause (c)(vii). Each such notice shall state:

          (a)  the date of such Purchase Date,

          (b) that each 2002 Series B Bond (or portion thereof) not tendered for purchase pursuant to clause (c) of Section 3.06 by 11:00 a.m., New York City time, on such Purchase Date shall be deemed to have been tendered for purchase on such Purchase Date at the Purchase Price therefor, and that, if due provision is made for the payment of such Purchase Price on such Purchase Date, such Holder shall not be entitled to any payment (including any interest accrued subsequent thereto) in respect of such 2002 Series B Bond (or portion thereof) other than the Purchase Price for such 2002 Series B Bond (or portion thereof) and, unless such Purchase Price shall include accrued interest thereon to such Purchase Date, such accrued interest,

          (c) the time and place for the tender of such 2002 Series B Bond (or portion thereof) and the then current name and address of the Tender Agent, and

          (d)  if applicable, the matters described in clause (b) of Section
               3.04.

3.09 Remarketing of 2002 Series B Bonds

         1. Except in the case of 2002 Series B Bonds subject to mandatory tender pursuant to clauses (c)(i) or (c)(vii) of Section 3.06, the Remarketing Agent shall offer for sale for the account of the respective owners thereof and use its best efforts to sell an aggregate principal amount of 2002 Series B Bonds equal to the aggregate principal amount of 2002 Series B Bonds which are required to be tendered for purchase pursuant to Section 3.06 hereof, at a price equal to the Purchase Price thereof, on the Purchase Date of such 2002 Series B Bonds or as soon thereafter as possible, without selling any such 2002 Series B Bonds at a discount or a premium; except that no 2002 Series B Bonds shall be remarketed to the Company.

         2. By not later than 11:30 a.m., New York City time, on each Purchase Date for 2002 Series B Bonds, the Remarketing Agent shall give the Tender Agent notice by telephone, facsimile or other electronic means of the principal amount of such 2002 Series B Bonds tendered for purchase or deemed tendered on such Purchase Date that the Remarketing Agent has been able to remarket by such time.

         3. If the Remarketing Agent is able to sell all or any portion of the 2002 Series B Bonds described in subsection 1 of this Section at the price described in such subsection, the Remarketing Agent shall cause the proceeds of the sale of such 2002 Series B Bonds to be transferred to the Tender Agent, by 11:45 a.m., New York City time, on such Purchase Date, in immediately available funds, for deposit in the 2002 Series B Bond Remarketing Proceeds Account in the 2002 Series B Bond Purchase Fund.

3.10 Purchase of Tendered 2002 Series B Bonds

         The Tender Agent shall apply the money in the 2002 Series B Bond Purchase Fund on and after each Purchase Date to pay the Purchase Price of 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) tendered pursuant to Section 3.06 from the following sources in the following order of priority:

          (a) first, from proceeds of the remarketing of such 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) deposited to the 2002 Series B Bond Remarketing Proceeds Account in the 2002 Series B Bond Purchase Fund on such Purchase Date, and

          (b) second, from amounts drawn under or derived from the Liquidity Facility pursuant to Section 4.01 and deposited to the 2002 Series B Bond Liquidity Proceeds Account in the 2002 Series B Bond Purchase Fund on such Purchase Date.

         Upon tender for purchase of any 2002 Series B Bond (or portion thereof) on the Purchase Date therefor or of any Untendered 2002 Series B Bond on or after the Purchase Date therefor in accordance with Section 3.06, endorsed in blank (or accompanied by a bond power executed in blank) to the extent of the portion to be purchased, the Tender Agent shall pay to the Holder of such 2002 Series B Bond (or portion thereof) or such Untendered 2002 Series B Bond the Purchase Price therefor on behalf of the purchaser thereof specified in subsection 1 of Section 3.11 from funds available for such purchase held in the applicable account in the 2002 Series B Bond Purchase Fund.

         Upon tender for purchase or deemed tender for purchase of any beneficial ownership interest in a Book-Entry Only 2002 Series B Bond to be purchased in accordance with Section 3.06, the Tender Agent shall pay to the Securities Depository, for credit to the account to which such beneficial ownership interest is credited, the Purchase Price therefor on behalf of the purchaser thereof specified in subsection 1 of Section 3.11 from funds available for such purchase held in the applicable account in the 2002 Series B Bond Purchase Fund.

         The Tender Agent shall hold all money delivered to it hereunder and deposited (or required to be deposited) to the applicable account in the 2002 Series B Bond Purchase Fund for the purchase of 2002 Series B Bonds (or portions thereof) in trust solely for the benefit of the respective Persons which shall have so delivered such money until the 2002 Series B Bonds (or portions thereof) purchased with such money are delivered pursuant to subsection 2 of Section 3.11 and, thereafter, for the benefit of the Persons to whom such money is to be paid hereunder.

3.11 Disposition of Tendered 2002 Series B Bonds

         1. Purchasers of Tendered 2002 Series B Bonds. 2002 Series B Bonds (or portions thereof) tendered or deemed tendered pursuant to Section 3.06, the Purchase Price for which has been paid pursuant to Section 3.10, shall be purchased:

          (a) by the Persons to whom such 2002 Series B Bonds (or portions thereof) have been remarketed, to the extent the Purchase Price for such 2002 Series B Bonds has been paid pursuant to clause (a) of the first paragraph of Section 3.10; and

          (b) by the Bank(s) (or a nominee or nominees thereof), to the extent the Purchase Price therefor is paid from amounts drawn under or derived from the Liquidity Facility pursuant to clause (b) of the first paragraph of Section 3.10.

         2. Delivery of Purchased 2002 Series B Bonds. Whenever any 2002 Series B Bond (or portion thereof), other than a beneficial ownership interest in a Book-Entry Only 2002 Series B Bond, tendered or deemed tendered pursuant to
Section 3.06 is purchased pursuant to Section 3.10 and subsection 1 of this
Section 3.11, the Company shall execute, and the Tender Agent shall authenticate and deliver, in the name of the Person deemed to have purchased the same or its designee, one or more new 2002 Series B Bonds of any Authorized Denomination and of a like aggregate principal amount. Whenever any beneficial ownership interest in a Book-Entry Only 2002 Series B Bond tendered or deemed tendered pursuant to
Section 3.06 is purchased pursuant to Section 3.10 and subsection 1 of this

Section 3.11, the Tender Agent shall cause such beneficial ownership interest to be credited to the account at the Securities Depository of (a) the Bank(s) or any nominee or nominees thereof, in the case of beneficial ownership interests purchased by the Tender Agent with amounts drawn under or derived from the Liquidity Facility, and (b) otherwise, the Person deemed to have purchased the same or any nominee thereof specified by such Person. Notwithstanding anything in this subsection 2 to the contrary, no 2002 Series B Bond (or portion thereof) shall be released by the Tender Agent (and the Tender Agent shall not cause the transfer of the beneficial ownership of any Book-Entry Only 2002 Series B Bond to any Person) if (x) such 2002 Series B Bond (or portion thereof or beneficial ownership interest therein) was purchased with funds drawn under or derived from the Liquidity Facility, and (y) the limit of the obligations of the Bank(s) thereunder was thereby reduced, until the limit of the obligations of the Bank(s) under the Liquidity Facility has been reinstated to an amount equal to the Liquidity Facility Requirement.

         3. Tendered 2002 Series B Bonds to be Held in Trust. The Tender Agent shall hold all 2002 Series B Bonds or portions thereof (or beneficial interests therein) delivered to it hereunder in trust solely for the benefit of the respective Persons who have so delivered such 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) until money representing the Purchase Price of such 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) shall have been delivered to or for the account of or to the order of such Persons.

         4. Agency; No Extinguishment. In carrying out its responsibilities with respect to the purchase of 2002 Series B Bonds under Sections 3.06 through 3.12, the Tender Agent shall be acting solely as the agent of the Holders or owners from time to time of the 2002 Series B Bonds tendered or deemed tendered pursuant to Section 3.06 and of the Persons purchasing the same pursuant to
Section 3.10 and subsection 1 of Section 3.11, respectively. No delivery of 2002 Series B Bonds to the Tender Agent or purchase of 2002 Series B Bonds by the Tender Agent pursuant to Sections 3.06 through 3.12 shall constitute a redemption of 2002 Series B Bonds or other extinguishment of the debt evidenced thereby.

3.12 Untendered 2002 Series B Bonds; Book-Entry Only 2002 Series B Bonds

         Any 2002 Series B Bond (or portion thereof):

          (a) for which notice of tender thereof on any Purchase Date is given in accordance with Section 3.07, but which is not tendered for purchase by 11:00 a.m., New York City time, on such Purchase Date, or

          (b) which is required to be but which is not tendered for purchase by 11:00 a.m., New York City time, on any Purchase Date determined pursuant to clause (c) of Section 3.06

(such 2002 Series B Bonds (or portions thereof) being referred to herein as "Untendered 2002 Series B Bonds") shall, upon deposit in the applicable account in the 2002 Series B Bond Purchase Fund of an amount sufficient to pay the Purchase Price of such 2002 Series B Bond (or portion thereof) on such Purchase Date, be deemed to have been tendered and sold on such Purchase Date to the Person specified in subsection 1 of Section 3.11, and thereafter (1) the Person who has failed to deliver such 2002 Series B Bond (or portion thereof) shall not be entitled to any payment (including any interest accrued subsequent to such Purchase Date) in respect thereof other than the Purchase Price for such 2002 Series B Bond (or portion thereof) and, unless such Purchase Price shall include accrued interest thereon to such Purchase Date, such accrued interest, and such Untendered 2002 Series B Bond shall no longer be entitled to the benefit of the Indenture, except for the purpose of payment of the Purchase Price therefor and such accrued interest, if any, and (2) the Company shall execute, and the Tender Agent shall authenticate and deliver, in the name of the Person specified in subsection 1 of Section 3.11, one or more new 2002 Series B Bonds of any Authorized Denomination and of a like aggregate principal amount.

         To the extent permitted pursuant to the procedures of the Securities Depository, any beneficial ownership interest in a Book-Entry Only 2002 Series B Bond for which notice of tender thereof on any Purchase Date is given in accordance with Section 3.07 or which is required to be tendered for purchase pursuant to subsection 1 of Section 3.08 shall be deemed tendered to the Tender Agent endorsed in blank when the Securities Depository or any direct or indirect participant in its depository system which owns such beneficial ownership interest as nominee for the beneficial owner thereof shall have received sufficient instructions from the Person to whose account at the Securities Depository or participant such beneficial ownership interest is credited to transfer such beneficial ownership interest to the account of the Tender Agent and such transfer is effected, and payment of the Purchase Price of such beneficial ownership interest shall be deemed to be made when the Tender Agent gives sufficient instructions to (while maintaining sufficient funds at or delivering such funds to) the Securities Depository or such participant to credit such Purchase Price to the account of such Person at the Securities Depository or such participant.

4. LIQUIDITY FACILITY; DRAWINGS THEREUNDER; SUBSTITUTE LIQUIDITY FACILITIES; SUBSTITUTE BOND INSURANCE POLICIES

4.01 Drawings to Make Payments of Purchase Price

         1. The Tender Agent shall present all drafts, demands and other documents and give such notices and do all such other acts as may be required by the Liquidity Facility (in the manner and to the extent therein permitted and by the time required thereby) to cause a draw on or request for funding under, as applicable, the Liquidity Facility in an amount sufficient to purchase at the

Purchase Price, on each Purchase Date all 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) (i) that are required to be purchased pursuant to Sections 3.06 through 3.12 on such Purchase Date and (ii) for which the Purchase Price thereof has not been paid (as provided by Section
3.12 or otherwise) or deposited in immediately available funds to the 2002 Series B Bond Remarketing Proceeds Account in the 2002 Series B Bond Purchase Fund from the proceeds of the remarketing of such 2002 Series B Bonds by 11:45 a.m., New York City time, on such Purchase Date.

         2. On each Purchase Date the Tender Agent shall give notice to the Company by telephone, promptly confirmed in writing (including by facsimile or other electronic means) specifying the Purchase Price of the 2002 Series B Bonds to be purchased pursuant to or with funds drawn or claimed under the Liquidity Facility on such date. All funds drawn or claimed under the Liquidity Facility by the Tender Agent to pay the Purchase Price of 2002 Series B Bonds shall be credited to the 2002 Series B Bond Liquidity Proceeds Account in the 2002 Series B Bond Purchase Fund and applied in accordance with this Eleventh Supplemental Indenture.

4.02 Initial Liquidity Facility; Extension of Term of Liquidity Facility; Substitution of Liquidity Facilities; Surrender of Liquidity Facility

         1. In the event that the 2002 Series B Bonds are to be changed from an Auction Mode to a Daily, Weekly, Flexible or Term Mode, on or prior to the date of delivery of the Officer's Certificate to be delivered pursuant to clause (a) of Section 3.01 in connection therewith, the Company shall enter into or cause to be delivered to the Tender Agent, as the case may be, a standby bond purchase agreement, revolving credit agreement, letter of credit, surety bond or other agreement or instrument satisfying the conditions set forth in the following sentence, pursuant to which one or more Persons undertakes to make loans or provide funds to purchase 2002 Series B Bonds upon the tender (or deemed tender) thereof for purchase. Such agreement or instrument (a) shall be in a stated amount, or the aggregate commitment of such Person(s) thereunder shall be, at least equal to the Liquidity Facility Requirement, (b) if the 2002 Series B Bonds are to be changed to a Term Mode, shall have a stated expiration or termination date that is not earlier than the fifth (5th) Business Day following the last day of the initial Interest Period for such Term Mode, (c) shall be acceptable to the Bond Insurer and its counsel and (d) shall have administrative provisions reasonably satisfactory to the Tender Agent. In addition, the Company shall cause to be delivered to the Tender Agent (i) a Favorable Opinion of Bond Counsel as to the provision of such agreement or instrument, (ii) a written consent of the Bond Insurer to the delivery of such Substitute Liquidity Facility, (iii) either (A) written evidence from each Rating Agency then rating the 2002 Series B Bonds to the effect that such Rating Agency has reviewed such agreement or instrument and stating the ratings of the 2002 Series B Bonds following such Mode Adjustment Date or (B) a statement of an Officer of the Company that no ratings have been obtained, (iv) if such agreement or instrument is other than a letter of credit issued by a domestic commercial bank, an Opinion of Counsel to the effect that no registration of the 2002 Series B Bonds or such agreement or instrument is required under the Securities Act of 1933, as amended, (v) an Opinion of Counsel satisfactory to an Officer of the Company to the effect that such agreement or instrument is a valid and enforceable obligation of the issuer or provider thereof and (vi) all information required to give the notice of mandatory tender for purchase of the 2002 Series B Bonds as required by subsection 2 of Section 3.08.

         2. If, at any time, the Company shall obtain a renewal or extension of the Liquidity Facility then in effect (or a written commitment which evidences such renewal or extension) on substantially the same terms, unless the Agent Bank already shall have given notice thereof, the Company shall promptly give notice to the other Notice Parties of such renewal or extension, and the Tender Agent shall promptly give notice thereof to the Holders of the 2002 Series B Bonds. Any such renewal or extension shall not constitute substitution of a Liquidity Facility.

         3. At any time prior to the giving by the Tender Agent, pursuant to subsection 2 of Section 3.08, of notice of the mandatory tender of the 2002 Series B Bonds as a result of the expiration of the Liquidity Facility then in effect, the Company may deliver to the Tender Agent a Substitute Liquidity Facility covering the 2002 Series B Bonds in an amount at least equal to the Liquidity Facility Requirement, which Substitute Liquidity Facility shall be accompanied by (i) a Favorable Opinion of Bond Counsel as to the substitution of such Substitute Liquidity Facility for the Liquidity Facility then in effect,
(ii) a written consent of the Bond Insurer to the delivery of such Substitute Liquidity Facility, (iii) either (A) written evidence from each Rating Agency then rating the 2002 Series B Bonds to the effect that such Rating Agency has reviewed the proposed Substitute Liquidity Facility and stating the ratings of the 2002 Series B Bonds after substitution of such Substitute Liquidity Facility or (B) a statement of an Officer of the Company that no ratings have been obtained, (iv) if such Substitute Liquidity Facility is other than a letter of credit issued by a domestic commercial bank, an Opinion of Counsel to the effect that no registration of the 2002 Series B Bonds or such Substitute Liquidity Facility is required under the Securities Act of 1933, as amended, (v) an Opinion of Counsel satisfactory to an Officer of the Company to the effect that such Substitute Liquidity Facility is a valid and enforceable obligation of the issuer or provider thereof and (vi) all information required to give the notice of mandatory tender for purchase of the 2002 Series B Bonds as required by subsection 2 of Section 3.08. In such event, the Tender Agent shall accept such Substitute Liquidity Facility, which shall become effective with respect to the 2002 Series B Bonds on the Substitution Date therefor (which shall be the date of the mandatory tender for purchase established pursuant to clause (c)(ii) of
Section 3.06). Promptly following such Substitution Date, the Tender Agent shall surrender the Liquidity Facility so substituted to the Agent Bank with respect to such Liquidity Facility, for cancellation in accordance with its terms, or shall deliver any document necessary to terminate such Liquidity Facility.

         4. Upon (a) the downgrade of the short-term ratings of any Bank below the two highest rating categories by S&P or Moody's, (b) any request by a Bank for increased costs charged under the Liquidity Facility, (c) any Bank's failure to purchase 2002 Series B Bonds that have been tendered for purchase and not remarketed when required under the terms of the Liquidity Facility or any Bank's default under any other term or condition of the Liquidity Facility, such default having continued for fifteen (15) Business Days after receipt by such Bank of written notice of such default from the Company, the Bond Insurer or the Trustee, or (d) bankruptcy, insolvency, receivership, liquidation or other similar proceedings instituted by or against such Bank, the Company may, with the consent of the Bond Insurer, or shall, at the written direction of the Bond Insurer, cause another bank to be substituted for the Bank with respect to which the event described in (a), (b), (c) or (d) shall have occurred under the Liquidity Facility then in effect or to issue or enter into a Substitute Liquidity Facility, as the case may be, on a stated date (which shall be the Substitution Date). In that event, the 2002 Series B Bonds shall be subject to mandatory tender for purchase on the Substitution Date, and the Tender Agent shall give notice thereof in the manner provided in subsection 2 of Section 3.08.

         5. In connection with the delivery of (a) any agreement or instrument permitted pursuant to subsection 1 of this Section or (b) any Substitute Liquidity Facility permitted pursuant to subsection 3 or 4 of this Section, the Company shall, with the written consent of the Bond Insurer, be authorized to amend the provisions of this Eleventh Supplemental Indenture if and to the extent necessary to give effect to such agreement or instrument or such Substitute Liquidity Facility, as the case may be. Notwithstanding the foregoing, no such amendment shall be or become effective unless the Company shall have received a Favorable Opinion of Bond Counsel, which Opinion shall, in addition, state that such amendment will not adversely affect the rights of the Holders of the 2002 Series B Bonds.

         6. Promptly following the conversion of the 2002 Series B Bonds to the Auction Mode or the Fixed Mode, the Tender Agent shall surrender the Liquidity Facility to the Agent Bank for cancellation in accordance with its terms, or shall deliver any document necessary to terminate the Liquidity Facility.

4.03 Substitution of Bond Insurance Policy

         1. In the event that the ratings of the financial strength of the Bond Insurer by Moody's and S&P are reduced to below "Aa3" and "AA-", respectively, the Company, upon the written request of the Agent Bank, may provide a substitute or additional bond insurance policy insuring the 2002 Series B Bonds issued by a bond insurer with a financial strength rating by Moody's and S&P of at least "Aa3" and "AA-", respectively. In such event, the 2002 Series B Bonds shall be subject to mandatory tender as provided in clause (c)(viii) of Section 3.06, and the Tender Agent shall give notice thereof in the manner provided in subsection 2 of Section 3.08.

         2. In connection with the delivery of any Substitute Bond Insurance Policy permitted pursuant to subsection 1 of this Section, the Company shall be authorized to amend the provisions of this Eleventh Supplemental Indenture if and to the extent necessary to give effect to such Substitute Bond Insurance Policy. Notwithstanding the foregoing, no such amendment shall be or become effective unless the Company shall have received a Favorable Opinion of Bond Counsel, which Opinion shall, in addition, state that such amendment will not adversely affect the rights of the Holders of the 2002 Series B Bonds.

5. 2002 Series B BANK BONDS

5.01 Remarketing of 2002 Series B Bank Bonds

         1. With respect to each particular 2002 Series B Bank Bond, unless such 2002 Series B Bank Bond shall have been purchased by the Bank(s) (or any nominee or nominees thereof) pursuant to a mandatory tender described in clause (c)(i) or (c)(vii) of Section 3.06, the Remarketing Agent shall use its best efforts to remarket such 2002 Series B Bank Bond at a price equal to the principal amount thereof plus, in the event the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) are subject to an Interest Mode other than the Flexible Mode, accrued interest, if any, to the date of such remarketing (computed in accordance with the provisions of subsection 3 of this Section 5.01). Notwithstanding anything to the contrary contained in this Eleventh Supplemental Indenture, if upon the termination of the Liquidity Facility the Bank(s) (or any nominee or nominees thereof) shall be the Holder of any 2002 Series B Bank Bond, unless otherwise agreed by the Remarketing Agent, the Remarketing Agent shall be obligated to use its best efforts to remarket such 2002 Series B Bank Bond in accordance with the provisions of this Section only until the 60th day following the date of purchase by the Bank(s) (or any nominee or nominees thereof) of such 2002 Series B Bank Bond.

         2. In attempting to remarket any 2002 Series B Bank Bond, the Remarketing Agent shall treat such 2002 Series B Bank Bond for all purposes as if it were governed by the Interest Mode which governs the 2002 Series B Bonds (other than 2002 Series B Bank Bonds).

         3. Unless otherwise provided in a Liquidity Facility, by becoming a Holder or beneficial owner of a 2002 Series B Bank Bond, the Bank(s) agree to transfer (or cause any nominee(s) or transferee(s) thereof to transfer) such Bond to any Person to which such Bond is remarketed by or through the Remarketing Agent, but only, however, against receipt of a purchase price therefor equal to the principal amount thereof plus, in the event the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) are subject to an Interest Mode other than the Flexible Mode, accrued interest, if any, to the date of such remarketing, with such accrued interest being computed at the 2002 Series B Bond Rate or Rates in effect for the period beginning on the later of (i) the Bank Purchase Date with respect to such 2002 Series B Bank Bond and (ii) the most recent Interest Payment Date relating to such 2002 Series B Bank Bond on which interest accrued on such Bond has been paid in full and ending on the day preceding the day of such remarketing. If more than one 2002 Series B Bank Bond shall be owned by the Bank(s) (or any nominee(s) or transferee(s) thereof), the Tender Agent, in its sole discretion, shall select the particular 2002 Series B Bank Bond(s) that are so remarketed. If a 2002 Series B Bank Bond is transferred by the Bank(s) (or any nominee(s) or transferee(s) thereof) in accordance with the previous sentence, the Company agrees to pay to the Agent Bank, for the account of the Bank(s), or to such transferee(s), as the case may be, on the date of such remarketing, the amount of interest, if any, resulting from the Bank Rate or Rates in effect from time to time during the period referred to in the preceding sentence being in excess of such 2002 Series B Bond Rate or Rates in effect during such period (said amount being referred to herein as the "Differential Interest Amount"). In the event that the Bank(s) is (or are) entitled (pursuant to its (or their) Liquidity Facility) to elect not to so transfer any such 2002 Series B Bond, and the Bank(s) so elect, the Tender Agent shall, upon notice thereof from the Agent Bank, promptly notify the Company and the Remarketing Agent of such fact by telephone, promptly confirmed in writing (including by facsimile or other electronic means), and such 2002 Series B Bond thereupon shall cease to be a 2002 Series B Bank Bond.

         4. In the event that the Remarketing Agent shall identify a purchaser for any 2002 Series B Bank Bond pursuant to the provisions of subsection 1 of this Section, the Remarketing Agent shall give notice thereof to the Tender Agent, which notice shall specify the principal amount of the 2002 Series B Bank Bond(s) for which the Remarketing Agent has identified a purchaser and the purchase price thereof (which shall be the principal amount thereof plus, in the event the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) are subject to an Interest Mode other than the Flexible Mode, accrued interest, if any, to the date of the proposed remarketing thereof (computed in accordance with the provisions of subsection 3 of this Section 5.01)). If such notice shall be given by 12:30 p.m., New York City time, on a Business Day, then the date of the giving of such notice shall be the date of such remarketing. If such notice shall be given after 12:30 p.m., New York City time, on a Business Day, then the next succeeding Business Day shall be the date of such remarketing. Promptly following the receipt of any such notice, the Tender Agent shall notify the Company and the Agent Bank thereof by telephone, promptly confirmed in writing (including by facsimile or other electronic means), which notice shall specify the principal amount of the 2002 Series B Bank Bond(s) for which the Remarketing Agent has identified a purchaser, and the purchase price thereof.

         5. Except in a case where the Bank(s) shall have elected not to sell any 2002 Series B Bank Bond as permitted by subsection 3 of this Section 5.01, by not later than 2:30 p.m., New York City time, on the remarketing date for any 2002 Series B Bank Bond(s) for which the Remarketing Agent has identified a purchaser, in exchange for possession of such 2002 Series B Bond(s), the Remarketing Agent shall deliver or cause to be paid, in immediately available funds, to the Tender Agent for deposit in the 2002 Series B Bond Remarketing Proceeds Account, the purchase price for such 2002 Series B Bank Bond(s).

         6. Notwithstanding anything to the contrary contained herein, in the event that any 2002 Series B Bank Bonds shall be Outstanding following the conversion of the 2002 Series B Bonds to an Auction Mode, all references in this
Section 5.01 to the "Remarketing Agent" shall be deemed to refer to the Broker-Dealers, and all references in this Section 5.01 to the "remarketing" of any such 2002 Series B Bank Bonds shall be deemed to refer to the transfer of 2002 Series B Bonds in accordance with the Auction Procedures set forth in Exhibit A.

5.02     Interest on 2002 Series B Bank Bonds

         1. Each 2002 Series B Bank Bond shall bear interest from and including the Bank Purchase Date with respect thereto to but not including the earliest of
(a) the date (if any) on which such 2002 Series B Bank Bond is remarketed as provided in Section 5.01, (b) the date (if any) on which such 2002 Series B Bank Bond ceases to be a 2002 Series B Bank Bond, as provided in subsection 3 of
Section 5.01 and (c) the maturity or redemption date thereof, at an annual rate equal to the Bank Rate or Rates in effect from time to time during such period computed on the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed.

2. Unless otherwise provided in the Liquidity Facility, interest on a 2002 Series B Bank Bond shall be paid (i) if the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) shall be subject to the Auction Mode, the Daily Mode or the Weekly Mode, on each Interest Payment Date applicable to such Interest Mode and
(ii) if the 2002 Series B Bonds (other than 2002 Series B Bank Bonds) shall be subject to the Term Mode, the Fixed Mode or the Flexible Mode, on each Monthly Payment Date, commencing with the first (1st) Monthly Payment Date to occur after the Bank Purchase Date with respect to such 2002 Series B Bank Bond.

3. Notwithstanding anything to the contrary contained herein, on the Bank Purchase Date with respect any 2002 Series B Bank Bond, the amount of accrued interest, if any, included in the purchase price of such 2002 Series B Bank Bond shall be paid to the Agent Bank, for the account of the Bank(s).

5.03  Principal Repayment of 2002 Series B Bank Bonds

         A particular 2002 Series B Bank Bond shall, as to the repayment of principal thereof, be governed solely by the provisions of Sections 2.03, 2.06 and 2.07.

6. ESTABLISHMENT OF 2002 SERIES B SUBORDINATED BOND PURCHASE FUND

6.01 2002 Series B Bond Purchase Fund

         At such time (if any) as the 2002 Series B Bonds shall be converted to an Interest Mode other than the Auction Mode, there shall be created a fund to be held by the Tender Agent and known as the "2002 Series B Bond Purchase Fund", consisting of a 2002 Series B Bond Liquidity Proceeds Account and a 2002 Series B Bond Remarketing Proceeds Account. The 2002 Series B Bond Purchase Fund and the Accounts therein shall not constitute funds or accounts for purposes of the Indenture or the Indenture. Amounts on deposit in the 2002 Series B Bond Purchase Fund shall not be commingled with the amounts held in any fund or account under the Indenture or the Indenture. All amounts received by the Tender Agent from the Remarketing Agent representing the Purchase Price of 2002 Series B Bonds remarketed by the Remarketing Agent shall be deposited in the 2002 Series B Bond Remarketing Proceeds Account in the 2002 Series B Bond Purchase

Fund. All amounts received by the Tender Agent from the Agent Bank representing the proceeds of a drawing or request for funding, as the case may be, under the Liquidity Facility to pay the Purchase Price of 2002 Series B Bonds tendered or deemed tendered for purchase shall be deposited in the 2002 Series B Bond Liquidity Proceeds Account in the 2002 Series B Bond Purchase Fund. All amounts on deposit in such Accounts in the 2002 Series B Bond Purchase Fund shall be used only to pay the Purchase Price of the 2002 Series B Bonds so remarketed (i) as provided in Section 3.10 in the case of 2002 Series B Bonds tendered for purchase and (ii) as provided in subsection 5 of Section 5.01 in the case of 2002 Series B Bank Bonds being remarketed; provided, however, that in the event that there shall not be sufficient funds on deposit in the 2002 Series B Bond Purchase Fund to purchase all 2002 Series B Bonds subject to purchase on a particular date as a result of any Bank failing to honor its commitment to advance funds under the Liquidity Facility, the Tender Agent shall select the particular 2002 Series B Bonds (or portions thereof or beneficial interests therein) to be so purchased at random in such manner as the Tender Agent in its discretion may deem fair and appropriate; and provided, further, that any funds on deposit in the 2002 Series B Bond Liquidity Proceeds Account in the 2002 Series B Bond Purchase Fund that will not be required to be applied to the purchase of 2002 Series B Bonds tendered or deemed tendered for purchase shall be returned to the Agent Bank, in immediately available funds, by 3:00 p.m., New York City time, on the date on which such funds shall have been received by the Tender Agent.

6.02 Moneys Held in Trust

         All moneys deposited in the 2002 Series B Bond Purchase Fund shall be held in trust by the Tender Agent and applied only for the purposes set forth in, and in accordance with the provisions of, this Eleventh Supplemental Indenture. The 2002 Series B Bond Purchase Fund shall be a trust fund for such purposes. Amounts on deposit in the 2002 Series B Bond Purchase Fund shall not be commingled with any other funds held by the Tender Agent, and all amounts on deposit in such Fund are hereby pledged and assigned to the purchase of the 2002 Series B Bonds in accordance with the terms hereof. Such amounts on deposit in the 2002 Series B Bond Purchase Fund hereby pledged and assigned shall immediately be subject to the lien of this pledge without any physical delivery thereof or further act, and the lien of such pledge shall be valid and binding as against all parties having claims of any kind in tort, contract or otherwise against the Company, irrespective of whether such parties have notice thereof.

6.03 No Investment

         Amounts on deposit in the 2002 Series B Bond Purchase Fund shall be held in cash, uninvested.

6.04 No Lien for Trustee or Tender Agent

         Notwithstanding anything in the Indenture or this Eleventh Supplemental Indenture to the contrary, neither the Trustee nor the Tender Agent shall have any right to, or lien whatsoever upon, any of the amounts on deposit in the 2002

Series B Bond Purchase Fund for the payment of fees, expenses or other compensation due and owing by the Company to the Trustee or the Tender Agent, as the case may be, for any services rendered under the Indenture or this Eleventh Supplemental Indenture.

7. ADDITIONAL COVENANTS; OTHER PROVISIONS

7.01 [Reserved]

7.02 The Tender Agent

         1. At such time (if any) as the 2002 Series B Bonds shall be converted to an Interest Mode other than the Auction Mode or the Fixed Mode, the Company shall appoint the initial Tender Agent for the 2002 Series B Bonds, which appointment shall be made at such time as shall be necessary in order to enable the Tender Agent to perform all duties to be performed by it in connection with such conversion. The Tender Agent shall accept the duties and obligations thereof by execution and delivery of a written instrument of acceptance delivered to the other Notice Parties.

         2. The Tender Agent shall agree to:

          (a) hold all 2002 Series B Bonds (or beneficial ownership interests therein) properly tendered to it for purchase hereunder as agent and bailee of, and in escrow for the benefit of, the respective Persons which shall have so tendered such 2002 Series B Bonds (or beneficial ownership interests therein) until moneys representing the Purchase Price of such 2002 Series B Bonds (or beneficial ownership interests therein) shall have been delivered to or for the account of or to the order of such Persons;

          (b) hold all moneys delivered to it hereunder for the purchase of 2002 Series B Bonds (or beneficial ownership interests therein) as agent and bailee of, and in escrow for the benefit of, the respective Persons which shall have so delivered such moneys, until the 2002 Series B Bonds (or beneficial ownership interests therein) purchased with such moneys shall have been delivered to or for the account of such Persons;

          (c) keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the other Notice Parties at all reasonable times;

          (d) provide to the Trustee as soon as practicable after each Regular Record Date prior to the 2002 Series B Bonds being in the Fixed Mode, but in no case later than 10:00 a.m., New York City time, on the applicable Interest Payment Date, a list of the names and addresses of the Holders of the 2002 Series B Bonds as of such Regular Record Date;

          (e) provide to the Trustee as soon as practicable after the Mode Adjustment Date in connection with a conversion of the 2002 Series B Bonds to the Fixed Mode, the books of registry of the Company containing the names and addresses of the Holders of 2002 Series B Bonds as of such Mode Adjustment Date; and

          (f) give notices as required hereunder at the times and in the manner specified herein.

         3. Upon receipt by the Tender Agent of any notice of optional tender of 2002 Series B Bonds (or portions thereof or beneficial ownership interests therein) and the 2002 Series B Bonds (or beneficial ownership interests therein) delivered pursuant to such notice for purchase in accordance with the Eleventh Supplemental Indenture, the Tender Agent shall deliver to the Person delivering such notice and such 2002 Series B Bonds (or beneficial ownership interests therein) written evidence of the Tender Agent's receipt of such materials. The Tender Agent shall promptly return any such notice (together with the 2002 Series B Bonds (or beneficial ownership interests therein) submitted in connection therewith) that is incomplete or improperly completed or not delivered by the date and time required hereunder to the Person submitting such notice upon surrender of the receipt, if any, issued therefor. The Tender Agent's determination of whether any such notice is properly completed or delivered on a timely basis shall be binding on the Company, the Trustee, the Remarketing Agent and the Person that submitted such notice.

         4. Each Tender Agent shall be (a) a bank or trust company organized under the laws of any state of the United States or a national banking association, having capital and surplus aggregating at least $25,000,000 or (b) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $25,000,000 and, in either such case, willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by the Eleventh Supplemental Indenture and shall be acceptable to each Rating Agency, as evidenced by written confirmation from each Rating Agency that the appointment of such Tender Agent will not result in the reduction or withdrawal of the then current ratings on the 2002 Series B Bonds. In the event that the 2002 Series B Bonds no longer shall be a Book-Entry Only 2002 Series B Bond, the Tender Agent shall maintain an office or agency in New York, New York at which its duties hereunder are to be performed. The Tender Agent may at any time resign and be discharged of the duties and obligations created by the Eleventh Supplemental Indenture by giving at least thirty (30) days' notice to the other Notice Parties. The Tender Agent may be removed at any time by the Company upon at least seven (7) days' notice to the other Notice Parties and the Holders of the 2002 Series B Bonds, other than 2002 Series B Bonds then in the Fixed Mode. Prior to the 2002 Series B Bonds being converted to the Auction Mode or the Fixed Mode, no such resignation or removal shall take effect until the appointment of, and the acceptance of such appointment by, a successor Tender Agent. Successor Tender Agents may be appointed from time to time by the Company with the written approval of the Bond Insurer and the Agent Bank. Upon the resignation or removal of the Tender Agent, the Tender Agent shall deliver any 2002 Series B Bonds (or beneficial ownership interests therein) and moneys held by it in such capacity to its successor.

         5. The Tender Agent, upon receipt of any notice, Indenture, request, consent, order, certificate, report, opinion, bond, or other paper or document furnished to it pursuant to any provision of the Eleventh Supplemental Indenture, shall examine such instrument to determine whether it conforms to the requirements of the Eleventh Supplemental Indenture and shall be protected in acting upon any such instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Tender Agent may consult with counsel, who may or may not be of counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it under the Eleventh Supplemental Indenture in good faith and in accordance therewith.

         6. Whenever the Tender Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under the Eleventh Supplemental Indenture, such matter (unless other evidence in respect thereof be therein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Officer of the Company, and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions of the Eleventh Supplemental Indenture upon the faith thereof; but in its discretion the Tender Agent may in lieu thereof accept other evidence of such fact or may require such further or additional evidence as to it may seem reasonable.

         7. Except as otherwise expressly provided in the Eleventh Supplemental Indenture, any request, order, notice or other direction required or permitted to be furnished pursuant to any provision of the Eleventh Supplemental Indenture by the Company to the Tender Agent shall be sufficiently executed when the same is executed in the name of the Company by an Officer of the Company.

         8. In the event that the Tender Agent is required to act pursuant to the terms of the Eleventh Supplemental Indenture upon the receipt of telephonic notice, such notice shall be promptly confirmed in writing. If such notice shall not be so confirmed, the Tender Agent shall be entitled to rely upon such telephonic notice for all purposes whatsoever.

         9. In purchasing 2002 Series B Bonds (or beneficial ownership interests therein) hereunder, the Tender Agent shall be acting as a conduit and shall not be purchasing such 2002 Series B Bonds (or beneficial ownership interests therein) for its own account.

         10. Upon any change in the Tender Agent, the Company shall furnish to each Rating Agency the notice provided for in Section 7.05 hereof, but the failure to provide such notice shall not affect the validity of any change in the Tender Agent.

7.03     The Remarketing Agent

         1. At such time (if any) as the 2002 Series B Bonds shall be converted to an Interest Mode other than the Auction Mode or the Fixed Mode, the Company shall appoint the initial Remarketing Agent for the 2002 Series B Bonds, which appointment shall be made at such time as shall be necessary in order to enable the Remarketing Agent to perform all duties to be performed by it in connection with such conversion.

         2. Notwithstanding any other provision of the Indenture or the Eleventh Supplemental Indenture, the Company may determine to appoint multiple Remarketing Agents for the 2002 Series B Bonds. In such event, the Company shall take such actions (including, without limitation, obtaining such additional CUSIP number(s) for the 2002 Series B Bonds) as shall be necessary to identify separately the 2002 Series B Bonds (or beneficial ownership interests therein) to be remarketed by each such Remarketing Agent, and for which each such Remarketing Agent shall be responsible for determining the 2002 Series B Bond Rate. In the event multiple Remarketing Agents shall be appointed as aforesaid
(a) any reference herein to "the Remarketing Agent" shall be deemed to refer to the appropriate Remarketing Agent, or all such Remarketing Agents, as the context may require and (b) any reference herein to "the Remarketing Agreement" shall be deemed to refer to the Remarketing Agreement to which the appropriate Remarketing Agent is a party, or all such Remarketing Agreements, as the context may require.

         3. Each Remarketing Agent shall accept the duties and obligations thereof under the Eleventh Supplemental Indenture by execution and delivery of an agreement with the Company under which such Remarketing Agent will agree, among other things, to keep such books and records regarding the remarketing of 2002 Series B Bonds (or beneficial ownership interests therein) and determining the interest rates on the 2002 Series B Bonds as provided herein as shall be consistent with prudent industry practice and to make such books and records available for inspection by the other Notice Parties at all reasonable times.

         4. Each Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Eleventh Supplemental Indenture. Any Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Eleventh Supplemental Indenture by giving at least thirty (30) days' notice to the other Notice Parties and as otherwise provided in the Remarketing Agreement relating to it. Any Remarketing Agent may be removed at any time by the Company upon such number of days' written notice to the other Notice Parties as shall be provided in the applicable Remarketing Agreement. Prior to the 2002 Series B Bonds being converted to the Auction Mode or the Fixed Mode, no such removal shall be effective until a successor Remarketing Agent shall have been appointed and shall have accepted such appointment. A successor Remarketing Agent may be appointed from time to time by the Company with the written approval of the Bond Insurer and the Agent Bank.

         5. If a Remarketing Agent resigns or is removed, such Remarketing Agent shall pay over, assign and deliver any moneys and 2002 Series B Bonds (or beneficial ownership interests therein) held by it in such capacity, other than 2002 Series B Bonds (or beneficial ownership interests therein) held for its own account, to its successor. Upon any change in a Remarketing Agent, the Company shall furnish to each Rating Agency the notice provided for in Section 7.05 hereof, but the failure to provide such notice shall not affect the validity of any change in a Remarketing Agent.

7.04 Dealings in 2002 Series B Bonds

         The Trustee, the Auction Agent, each Broker-Dealer, the Tender Agent, any Bank and the Remarketing Agent, and their officers, directors, employees and agents, may in good faith buy, sell, own, hold and deal in any of the 2002 Series B Bonds (or beneficial ownership interests therein) and may join in any action which any Holder of the 2002 Series B Bonds may be entitled to take, with like effect as if it did not act in any capacity hereunder. The Trustee, the Auction Agent, each Broker-Dealer, the Tender Agent, any Bank and the Remarketing Agent may in good faith hold any other form of indebtedness of the Company, own, accept or negotiate any drafts, bills of exchange, acceptances or obligations of the Company, and make disbursements for the Company and enter into any commercial or business arrangement therewith.

7.05 Notices

         Written notice of (i) a change in the Trustee, Auction Agent, Remarketing Agent or Tender Agent for the 2002 Series B Bonds, (ii) any amendment to the Eleventh Supplemental Indenture or the Liquidity Facility,
(iii) an extension, expiration or termination of the Liquidity Facility, (iv) any change in the Interest Mode applicable to the 2002 Series B Bonds, (v) any mandatory tender of the 2002 Series B Bonds, (vi) any declaration that the principal of all the Certificates then Outstanding, and the interest due thereon, shall be due and payable immediately, as provided in Section 8.01 of the Indenture, (vii) any substitution of a new bank for any Bank party to the Liquidity Facility then in effect or substitution of a Substitute Liquidity Facility for the Liquidity Facility then in effect, (viii) any substitution of a Substitute Bond Insurance Policy for the Bond Insurance Policy then in effect or
(ix) a redemption or defeasance of all of the 2002 Series B Bonds, shall be given by the Trustee to each Rating Agency for which the Company provides an address.

7.06 Amendments to Eleventh Supplemental Indenture or the Indenture

         1. The Eleventh Supplemental Indenture may be amended, at any time or from time to time, without the consent of the Holders of the Outstanding 2002 Series B Bonds or the Holders of Bonds Outstanding under the Indenture but with the written consent of the Bond Insurer, (i) for the purpose of making changes in the provisions hereof relating to the characteristics and operational provisions of the Interest Modes, (ii) to amend the provisions hereof relating


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to the mandatory redemption of 2002 Series B Bank Bonds, (iii) in order to provide for and accommodate Substitute Liquidity Facilities as permitted by subsection 5 of Section 4.02 and (iv) in order to provide for and accommodate a Substitute Bond Insurance Policy as permitted by subsection 2 of Section 4.03. Each such amendment shall become effective on the Rate Adjustment Date next following the filing of a copy thereof with the records of the Company, the Trustee, the Bond Insurer, the Auction Agent, the Broker-Dealers, the Tender Agent, the Remarketing Agent and the Agent Bank, together with a Favorable Opinion of Bond Counsel. In addition, (a) in the case of amendments pursuant to clause (iii) of the first sentence of this subsection, no such amendment shall be effective until the date on which such Substitute Liquidity Facility becomes effective with respect to the 2002 Series B Bonds and (b) in the case of amendments pursuant to clause (iv) of the first sentence of this subsection, no such amendment shall be effective until the date on which such Substitute Bond Insurance Policy becomes effective with respect to the 2002 Series B Bonds.

         2. In the event that the Company shall adopt any Supplemental Indenture making any amendment to the Eleventh Supplemental Indenture or to the Indenture for which the consent of the Holders of the 2002 Series B Bonds shall be required, an Officer of the Company may deliver to the Trustee and the Tender Agent an Officer's Certificate in accordance with the provisions of clause
(c)(vi) of Section 3.06, requiring that the 2002 Series B Bonds be subject to mandatory tender for purchase at the time and in the manner provided in said clause (c)(vi). Following the date on which such mandatory tender shall occur, all subsequent Holders of the 2002 Series B Bonds shall be deemed to have consented to such Supplemental Indenture, notwithstanding anything to the contrary contained in the Indenture or the Eleventh Supplemental Indenture.

         3. In addition, the provisions of this Appendix 2, including Exhibit A, may be amended at any time or from time to time without the consent of the Holders of the Outstanding 2002 Series B Bonds or the Holders of Bonds or other Obligations Outstanding under the Indenture, in the manner provided in Section 2.07(b) of Exhibit A.

         4. No amendment permitted by the terms of this Section 7.06 which is reasonably believed by the Trustee or the Auction Agent (if the 2002 Series B Bonds shall be in an Auction Mode) or the Tender Agent (if the 2002 Series B Bonds shall be in an Interest Mode other than the Auction Mode) to adversely affect its rights, immunities and duties hereunder shall be effective without the written consent thereto of the Trustee, the Auction Agent or the Tender Agent, as applicable.

8. BOND INSURANCE PROVISIONS

8.01 Bond Insurer as Credit Enhancer

         As long as the Bond Insurance Policy shall be in full force and effect, the Bond Insurer is a Credit Enhancer with respect to the 2002 Series B Bonds.

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

8.02 Notice to the Bond Insurer of Non-Payment

         1. In the event that, on the second Business Day, and again on the Business Day prior to an Interest Payment Date for any 2002 Series B Bond, the Trustee has not received sufficient moneys to pay all principal of and interest on the 2002 Series B Bonds due on the second following or following, as the case may be, Business Day, the Trustee shall immediately notify the Bond Insurer or its designee on the same Business Day by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

         2. If the deficiency is made up in whole or in part prior to or on such Interest Payment Date, the Trustee shall so notify the Bond Insurer or its designee.

8.03 Notice of Voidable Preference

         If the Trustee has notice that any Holder has been required to disgorge payments of principal or interest on the 2002 Series B Bonds to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holder within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Bond Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

8.04 Trustee as Attorney-in-Fact

         The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the 2002 Series B Bonds as follows:

          (a) If and to the extent there is a deficiency in amounts required to pay interest on the 2002 Series B Bonds, the Trustee shall (i) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Bond Insurance Policy (the "Insurance Paying Agent"), in form satisfactory to the Insurance Paying Agent, an instrument appointing the Bond Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Bond Insurer of the claims for interest to which such deficiency relates and which are paid by the Bond Insurer, (ii) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned and (iii) disburse the same to such respective Holders; and

          (b) If and to the extent of a deficiency in amounts required to pay principal of the 2002 Series B Bonds, the Trustee shall (i) execute and deliver to the Insurance Paying Agent, in form satisfactory to the Insurance Paying Agent, an instrument appointing the Bond Insurer as agent for such Holder in any legal proceeding relating to the payment of such principal and an assignment to the Bond Insurer of any of the 2002 Series B Bonds surrendered to the Insurance Paying Agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such


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

               payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (ii) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment therefor from the Insurance Paying Agent and (iii) disburse the same to such Holders.

8.05 Bond Insurer as Bondowner

         Payments with respect to claims for interest on and principal of the 2002 Series B Bonds disbursed by the Trustee from proceeds of the Bond Insurance Policy shall not be considered to discharge the obligation of the Company with respect to such 2002 Series B Bonds, and the Bond Insurer shall become the owner of such unpaid 2002 Series B Bonds and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this Section
8.05 or otherwise.

8.06 Subrogation Rights

         Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Bond Insurer that:

They recognize that to the extent the Bond Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the 2002 Series B Bonds, the Bond Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Company, with interest thereon as provided and solely from the sources stated in the Eleventh Supplemental Indenture and the 2002 Series B Bonds; and

          (a) They will accordingly pay to the Bond Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Bond Insurance Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Eleventh Supplemental Indenture and the 2002 Series B Bonds, but only from the sources and in the manner provided herein for the payment of principal of and interest on the 2002 Series B Bonds to Holders, and will otherwise treat the Bond Insurer as the owner of such rights to the amount of such principal and interest.

8.07 Disclosure as to Additional Bonds

         In connection *-with the issuance of additional Bonds or Bonds under the Indenture, the Company shall deliver to the Bond Insurer a copy of the disclosure document, if any, circulated with respect to such Bonds or Bonds.

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

8.08     Furnishing of Amendments

         Copies of any amendments made to the documents executed in connection with the issuance of the 2002 Series B Bonds which are consented to by the Bond Insurer shall be sent to S&P.

8.09 Notices to the Bond Insurer

         Any notices given to the Bond Insurer pursuant to the Indenture or otherwise in connection with the 2002 Series B Bonds shall be given to ________________________, ___________________________________, Attention:
_________________________. [If the Bond Insurer, in its capacity as Credit Enhancer with respect to the 2002 Series B Bonds, approves any Supplemental Indenture, the Company shall promptly provide a copy of such Supplemental Indenture to Standard & Poor's Ratings Services Group, a division of the McGraw Hill Companies, Inc.]


















                                       47
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                                    EXHIBIT A
                TO APPENDIX 2 TO ELEVENTH SUPPLEMENTAL INDENTURE

                        (AUCTION PROCEDURES DESCRIPTION)


         See "Appendix B - Auction Procedures" of the Registration Statement for which this Eleventh Supplemental Indenture is filed as an exhibit

                                    EXHIBIT B
                TO APPENDIX 2 TO ELEVENTH SUPPLEMENTAL INDENTURE

                      (FORM OF 2002 SERIES B BOND DUE 2012)


         See Exhibit 4.18 of the Registration Statement for which this Eleventh Supplemental Indenture is filed as an exhibit